As filed with the Securities and Exchange Commission on September 30, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Nutex Health Inc.

(Exact name of registrant as specified in its charter)

Delaware	11-3363609
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6030 S. Rice Ave, Suite C

Houston, TX 77081
(713) 357-2530

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Elisa V. Luqman

Chief Legal Officer – SEC

6030 S. Rice Ave, Suite C

Houston, TX 77081
(713) 357-2530

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gislar Donnenberg

Joe Perillo

Locke Lord LLP

600 Travis St., Suite 2800

Houston Texas 77002

(713) 226-1200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Nutex Health Inc.

196,317,144 Shares of Common Stock

_________________

This prospectus relates to the resale of an aggregate of 196,317,144 shares of common stock, par value $0.001 per share (the “Common Stock”), including 195,817,144 shares, or approximately one-third of the shares of Common Stock previously issued to former holders of member interests of Nutex Health Holdco LLC (“Nutex Holdco”) in connection with the consummation of the Merger (as defined below), who elected to be included in this prospectus as selling stcokholders. In addition, this prospectus relates to 500,000 shares of Common Stock issued to Apollo Medical Holdings, Inc. after the exercise, for $3.50 per share, on April 12, 2022 of the warrants issued on October 1, 2021 in a private placement in connection with an investment in the Company (as defined below).

A contractual lockup agreement with respect to one-third of the shares of Common Stock issued to former holders of member interests of Nutex Holdco, or 197,597,237 shares, will expire on October 1, 2022, with the lockup for an additional one-third of the shares expiring on April 1, 2023 and the lockup for the remaining one-third to expire on October 1, 2023.

On April 1, 2022, Nutex Health Inc. (formerly Clinigence Holdings, Inc.), a Delaware corporation (the “Company”), completed its merger with Nutex Holdco following the satisfaction or waiver of the conditions set forth in the Agreement and Plan of Merger, dated as of November 23, 2021, among Nutex Holdco, the Company, Nutex Acquisition LLC (“Merger Sub”), Micro Hospital Holding LLC, Nutex Health LLC and Thomas T. Vo, solely in his capacity as the representative of the equityholders of Nutex Holdco, pursuant to which Merger Sub merged with and into Nutex Holdco, with Nutex Holdco surviving as a wholly owned subsidiary of the Company (the “Merger”).

We will not receive any proceeds from the sale of the shares by the selling stockholders.

The selling stockholders identified in this prospectus, or their pledgees, assignees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

We will bear all costs, expenses and fees in connection with the registration of the shares of Common Stock including fees and expenses of our counsel and our independent registered public accounting firm. The selling stockholders will bear all commissions and discounts, if any, attributable to their sales of Common Stock.

Our Common Stock trades on the Nasdaq Capital Market (“Nasdaq”) under the ticker symbol “NUTX”. On September 29, 2022, the closing sale price of our Common Stock as reported by Nasdaq was $1.62 per share. You are urged to obtain current market quotations for the Common Stock.

_________________

Investing in shares of our Common Stock involves a high degree of risk. You should carefully read the “Risk Factors” section beginning on page 9 and the risks discussed in the documents we file with the U.S. Securities and Exchange Commission and that are incorporated by reference herein.

_________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_________________

The date of this prospectus is September 30, 2022.

TABLE OF CONTENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	1
PROSPECTUS SUMMARY	3
Explanatory Note	3
Overview	3
Organizational Entity Chart	4
Overview of Legislative Developments	4
No Surprises Act	5
Risk Factors	7
Corporate Information	8
The Offering	8
RISK FACTORS	9
Risks Related to Our Business and Industry	12
Risk related to our Population Health Management Division	22
Risks Related to Our Legal and Regulatory Environment	26
Risks Related to Our Common Stock	30
General Risk Factors	31
USE OF PROCEEDS	33
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	33
SELLING STOCKHOLDERS	35
DESCRIPTION OF CAPITAL STOCK	38
Authorized Capital Stock	38
Common Stock	38
Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Second Amended and Restated Bylaws and Delaware Law	38
Delaware Law	38
Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws	39
Forum Selection	39
Our Transfer Agent	40
Rule 144	40
PLAN OF DISTRIBUTION	41
LEGAL MATTERS	43
EXPERTS	43
WHERE YOU CAN FIND MORE INFORMATION	44
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	45

i

ABOUT THIS PROSPECTUS

Neither we nor the selling stockholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date of those documents, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

As used in this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” and “Nutex” refer to the consolidated operations of Nutex Health Inc., a Delaware corporation, and its consolidated subsidiaries following the Merger. References to “Clinigence” refer to the Company prior to the consummation of the Merger, references to “Nutex” refer to Nutex Health and its affiliates prior to the consummation of the Merger and references to “Nutex Holdco” refer to Nutex Health Holdco LLC following the consummation of the Merger.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions.

This document contains certain forward-looking statements with respect to our financial condition, results of operations and business, plans, objectives and strategies. These statements may be made directly in this prospectus or may be incorporated by reference to other documents or in any accompanying prospectus supplement. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “commit,” “advance,” “likely” or similar expressions that convey the prospective nature of events or outcomes. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to:

•	our ability to successfully execute our growth strategy, including identifying and developing successful new geographies, physician partners and patients;
•	changes in applicable laws or regulations, including changes in the laws and regulations related to reimbursements;
•	uncertainties in the amounts, timing and process of reimbursements by third-party payors and individuals;
•	we may be adversely affected by other economic, business, and/or competitive factors;
•	the difficulty in evaluating our future prospects, as well as risks and challenges, due to the new and rapidly evolving business and market;
•	we may need to raise additional capital to fund our existing operations, develop and commercialize new services or expand our operations;
•	possible difficulty managing growth and expanding operations;
•	the continuing impact of the COVID-19 pandemic on operations, which may materially and adversely affect our business and financial results;
•	our ability to retain qualified personnel;
•	the effectiveness and efficiency of our marketing efforts;
•	spending changes in the healthcare industry;
•	we, our affiliated professional entities and other physician partners may become subject to medical liability claims;
•	a failure in our information technology systems,
1

•	security breaches, loss of data or other disruptions could compromise sensitive information related to our business or prevent us from accessing critical information, expose us to liability and our reputation may be harmed and we could lose sales, clients and members;
•	any future litigation against us could be costly and time-consuming to defend;
•	failure to adhere to all of the complex government laws and regulations that apply our business could result in fines or penalties, being required to make changes to its operations or experiencing adverse publicity;
•	our arrangements with affiliated professional entities and other physician partners may be found to constitute improper rendering of medical services or fee splitting under applicable state laws;
•	we may face inspections, reviews, audits and investigations under federal and state government programs and contracts and adverse findings may have an adverse effect on our business;
•	recent healthcare legislation and other changes in the healthcare industry and in healthcare spending has and may in the future adversely affect our revenues and may cause material adverse effects on our financial results;
•	the transition from volume to value-based reimbursement models may have a material adverse effect on our operations; and
•	other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”

These forward-looking statements reflect our current views with respect to future events and are based on numerous assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors we believe appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this document could cause our plans, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to have been correct and persons reading this document are therefore cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of a document incorporated by reference, as of the date of that document. We do not assume any obligation to update the information contained in this document (whether as a result of new information, future events or otherwise), except as required by applicable law.

2

PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements incorporated in this prospectus, in particular from the Quarterly Report on Form 10-Q for the period ended June 30, 2022 and the Current Report on Form 8-K/A filed on June 16, 2022. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 9 and our consolidated financial statements and the related notes incorporated by reference in this prospectus, before deciding to invest in our common stock.

Explanatory Note

On April 1, 2022, Nutex Health Holdco LLC and Clinigence Holdings, Inc. (“Clinigence”) completed the merger (the “Merger”) contemplated by the Agreement and Plan of Merger dated as of November 23, 2021, among Nutex Health Holdco LLC (“Nutex Holdco”), the Company, Nutex Acquisition LLC (“Merger Sub”), Micro Hospital Holding LLC, Nutex Health LLC and Thomas T. Vo, solely in his capacity as the representative of the equityholders of Nutex Holdco, pursuant to which Merger Sub merged with and into Nutex Holdco, with Nutex Holdco surviving as a wholly owned subsidiary of the Company. Immediately following the completion of the Merger, Clinigence amended its certificate of incorporation and bylaws to change its name to “Nutex Health Inc.” In connection with the Merger, each outstanding equity interest of Nutex Holdco was exchanged for 3.571428575 shares of Clinigence common stock.

The merger of Nutex Holdco and Clinigence was accounted for as a reverse business combination with Nutex Holdco as the accounting acquirer in accordance with ASC 805, Business Combinations, and Clinigence as the accounting acquiree. Our financial statements presented for periods prior to April 1, 2022, the date of the completion of the merger, are those of Nutex Holdco as the Company’s predecessor entity. Beginning with the second quarter of 2022, our financial statements are presented on a consolidated basis including Clinigence.

Our financial statements present the Company’s consolidated financial condition and results of operations including those of majority-owned subsidiaries and variable interest entities (“VIEs”) for which we are the primary beneficiary.

Overview

Nutex Health Inc. is a physician-led, technology-enabled healthcare services company with 21 hospital facilities in eight states (hospital division), and a primary care-centric, risk-bearing population health management division. Our hospital division implements and operates different innovative health care models, including micro-hospitals, specialty hospitals and hospital outpatient departments (“HOPDs”). The population health management division owns and operates provider networks such as independent physician associations (“IPAs”) and offers a cloud-based proprietary technology platform to IPAs which aggregates clinical and claims data across multiple settings, information systems and sources to create a holistic view of patients and providers. We employ approximately 1,500 employees and partner with over 800 physicians.

The hospital division includes our healthcare billing and collections company and hospital facilities. In addition, we have financial and operating relationships with multiple professional entities (the “Physician LLCs”) and real estate entities (the “Real Estate Entities”). The Physician LLCs employ the doctors who work in our hospitals. These entities are consolidated by the Company as VIEs because they do not have significant equity at risk, and we have historically provided support to the Physician LLCs in the event of cash shortages and received the benefit of their cash surpluses.

The Real Estate Entities own the land and hospital buildings which are leased to our hospital entities. The consolidated Real Estate Entities have mortgage loans payable to third parties which are collateralized by the land and buildings. The Real Estate Entities are consolidated by the Company as VIEs because they do not have sufficient equity at risk and our hospital entities are guarantors of their outstanding mortgage loans. We have been working with the third-party lenders to remove our guarantees of their outstanding mortgage loans. As these guarantees are released, the associated Real Estate Entity no longer qualifies as a VIE and is deconsolidated. During the second quarter of 2022, we deconsolidated 17 Real Estate Entities. There was no gain or loss on the deconsolidation of these entities.

3

The Company has no direct or indirect ownership interest in the Physician LLCs or Real Estate Entities, so 100% of the equity for these entities is shown as noncontrolling interest in the consolidated balance sheets and statements of operations.

The population health management division includes our management services organizations and a healthcare information technology company providing a cloud-based platform for healthcare organizations. In addition, AHP IPA, a physician-affiliated entity that is not owned by us—is consolidated since we are the primary beneficiary of their operations under our management services contracts with them.

Organizational Entity Chart

The chart below shows the organizational structure of Nutex Health Inc. and its wholly owned subsidiaries as of September 30, 2022.

We and our hospital facilities have financial and operating relationships with multiple Physician LLCs and Real Estate Entities. Neither we nor our hospitals have a direct or indirect ownership interest in the Physician LLCs or Real Estate Entities.

Overview of Legislative Developments

The U.S. Congress and many state legislatures have introduced and passed a large number of proposals and legislation designed to make major changes in the healthcare system, including changes that have impacted access to health insurance. The most prominent of these efforts, the Affordable Care Act, affects how healthcare services are covered, delivered and reimbursed. The Affordable Care Act increased health insurance coverage through a combination of public program expansion and private sector health insurance reforms. There is uncertainty regarding the ongoing net effect of the Affordable Care Act due to the potential for continued changes to the law’s implementation and its interpretation by government agencies and courts. There is also uncertainty regarding the potential impact of other health reform efforts at the federal and state levels.

4

In response to the COVID-19 pandemic, federal and state governments passed legislation, promulgated regulations, and have taken other administrative actions intended to assist healthcare providers in providing care to COVID-19 and other patients during the public health emergency and to provide financial relief. Among these, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) had the most impact on our business.

The CARES Act included a waiver of insurance copayments, coinsurance, and annual deductibles for laboratory tests to diagnose COVID-19 and visits to diagnose COVID-19 at an emergency department of a hospital. These provisions of the CARES Act expired on June 30, 2021. While these provisions were effective, we experienced higher levels of revenue due to a shift of payor mix. The larger number and acuity of patient claims for COVID-19 also resulted in higher revenue.

No Surprises Act

The No Surprises Act (“NSA”) was enacted on December 27, 2020 to address “surprise medical bills,” and took effect on January 1, 2022. With respect to the Company, the NSA limits the amount an insured patient will pay for emergency services furnished by an out-of-network provider. The NSA addresses the payment of these out-of-network providers by group health plans or health insurance issuers (collectively, “insurers”). In particular, the NSA requires insurers to reimburse out-of-network providers at a statutorily calculated “out-of-network rate.” In states without an all-payor model agreement or specified state law, the out-of-network rate is either the amount agreed to by the insurer and the out-of-network provider or an amount determined through an independent dispute resolution (“IDR”) process.

Under the NSA, insurers must issue an initial payment or notice of denial of payment to a provider within thirty days after the provider submits a bill for an out-of-network service. If the provider disagrees with the insurer’s determination, the provider may initiate a thirty-day period of open negotiation with the insurer over the claim. If the parties cannot resolve the dispute through negotiation, the parties may then proceed to IDR arbitration.

Independent Dispute Resolution. The provider and insurer each submits a proposed payment amount and explanation to the arbitrator. The arbitrator must select one of the two proposed payment amounts taking into account the “qualifying payment amount” and additional circumstances including among other things the level of training, outcomes measurements of the facility, the acuity of the individual treated, and the case mix and scope of services of the facility providing the service. The NSA prohibits the arbitrator from considering the provider’s usual and customary charges for an item or service, or the amount the provider would have billed for the item or service in the absence of the NSA.

Qualifying Payment Amount. The “qualifying payment amount” is generally the median of the contracted rates recognized by the plan or issuer under such plans or coverage, respectively, on January 31, 2019, for the same or a similar item or service that is provided by a provider in the same or similar specialty and provided in the geographic region in which the item or service is furnished, with annual increases based on the consumer price index. In other words, the qualifying payment amount is typically the median rate the insurer would have paid for the service if provided by an in-network provider or facility.

HHS Interim Final Rule. As required by the NSA, the United States Department of Health and Human Services (“HHS”) has established an independent dispute resolution process under which a certified IDR entity determines the ultimate amount of payment. On September 30, 2021, the HHS issued an interim final rule. The rule effectively creates a rebuttable presumption that the amount closest to the qualifying payment amount is the proper payment amount. While the NSA instructs arbitrators to consider both the qualifying payment amount and the other factors enumerated in the NSA, the HHS interim final rule requires arbitrators to select the offer closest to the qualifying payment amount and deviate from that amount only if credible information clearly demonstrates that the qualifying payment amount is different from the appropriate out-of-network rate.

5

The HHS interim final rule is currently subject to several legal challenges, which take issue with the rule’s requirement that independent dispute resolution entities presume the qualifying payment amount—the insurer or plan’s median in-network rate—is the appropriate out-of-network payment amount.

In Texas Medical Association and Adam Corley v. United States Department of Health and Human Services, Case No. 6:21-cv-425-JDK (E.D. Tex.), the United States District Court on February 23, 2022 held that the HHS rule conflicts with the unambiguous terms of the NSA. The court vacated the applicable provisions of the rule which require arbitrators to presume the correctness of the qualifying payment amount and then imposing a heightened burden on the remaining statutory factors to overcome that presumption. In Lifenet, Inc. v. United States Department of Health and Human Services, et al., Case No. 6:22-cv-162-JDK (E.D. Tex.) on July 26, 2022 Lifenet successfully challenged the same presumption in the interim final rule in favor of the qualifying payment amount in the context of air ambulance service providers.

The HHS, taking into account the court’s judgement in Texas Medical Association, issued final rules on August 19, 2022 which will become effective on October 25, 2022. The HHS states that these final rules are not intended to impose a rebuttable presumption for payment determinations in the IDR process. The final rules do not include the provisions vacated by the District Court in Texas Medical Association. Under the final rule, in the event a plan or issuer changes a provider or facility’s service code used for billing purposes to one of lesser value – which would reduce the payment to the provider or facility – the plan or issuer must now provide additional information when submitting an initial payment or a notice of denial of payment for items and services covered by the No Surprises Act. We cannot predict whether this revised process will result in higher reimbursements for our services.

Since the NSA and the associated HHS interim final rule became effective on January 1, 2022, we have experienced a significant decline in collections of patient claims for emergency services. We are working within the established processes for IDR under the interim final rule and have only had limited success at achieving collections higher than the established qualifying payment amount.

There can be no assurance that third-party payors will not attempt to further reduce the rates they pay for our services.

6

Risk Factors

There may be events in the future that we are not able to predict accurately or over which we have no control. The section in this prospectus entitled “Risk Factors” and the other cautionary language discussed in this prospectus provide examples of the principal risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements. Set forth below is only a summary of the principal risks associated with an investment in our securities. You should consider carefully the following discussion of risks, as well as the discussion of risks included elsewhere in this prospectus, including those described under the section entitled “Risk Factors.”

• Large amounts of our Common Stock may be sold in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in the share price of our Common Stock or putting significant downward pressure on the price of our Common Stock.

• We have identified material weaknesses in our internal control over financial reporting. If our internal control over financial reporting is not effective, we may not be able to accurately report our financial results or file our periodic reports in a timely manner.

• We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

• The laws and regulations applicable to public companies are complex and may require an increasing amount of our management’s time and increase staffing and compliance costs.

• Our business and the markets it operates in are new and rapidly evolving, which makes it difficult to evaluate our future prospects and the risks and challenges we may encounter.

• We may experience difficulties in managing our growth and expanding our operations.

• Reimbursement for our medical services is subject to change, and the reimbursement that we receive for emergency services could be subject to a significant and sustained decline.

• The estimates and assumptions we are or Nutex Health Holdco was required to make in connection with the preparation of our financial statements may prove to be inaccurate.

• The COVID-19 pandemic has impacted, and may continue to impact, our operations and may materially and adversely affect our business and financial results.

• We rely on our management team and key employees and our business, financial condition, cash flows and results of operations could be harmed if we are unable to retain qualified personnel.

• Our growth depends in part on our ability to identify and develop successful new geographies, physician partners, payors and patients. If we are not able to successfully execute upon our growth strategies, there may be material adverse effect on our business, financial condition, cash flows and results of operations.

• In his capacity as the co-owner of the real estate entities that lease the land and buildings to our hospital facilities, Dr. Vo, our Chairman, CEO and major stockholder, may have conflicts of interest with the Company and its public stockholders.

• If growth in the number of hospitals and physician partners decreases, our business, financial condition and results of operations will be harmed.

• We primarily depend on reimbursement by third-party payors, as well as payments by individuals, which could lead to delays and uncertainties in the timing and process of reimbursement, including any changes or reductions in Medicare reimbursement rates or rules.

• Nutex has, and may in the future become, subject to medical liability claims, which could cause significant expenses and may require Nutex to pay significant damages if not covered by insurance, and could harm its business, operating results, and financial condition.

7

• We are dependent on our affiliated professional entities, physician partners and other providers to effectively manage the quality and cost of care.

• We depend on our information technology systems, and any failure of these systems could harm our business.

• Security breaches, loss of data and other disruptions could compromise sensitive information related to our business or prevent us from accessing critical information and expose us to liability, which could adversely affect our business and our reputation.

• If our or our vendors’ security measures fail or are breached and unauthorized access to a client’s data or information systems is obtained, our services may be perceived as insecure, we may incur significant liabilities, our reputation may be harmed, and we could lose sales, clients and members.

• We conduct business in a heavily regulated industry and if we fail to adhere to all of the complex government laws and regulations that apply to our business, we could incur fines or penalties or be required to make changes to our operations or experience adverse publicity, any or all of which could have a material adverse effect on our business, results of operations, financial condition, cash flows, and reputation.

• If our arrangements with our affiliated professional entities and other physician partners are found to constitute the improper rendering of medical services or fee splitting under applicable state laws, our business, financial condition and our ability to operate in those states could be adversely impacted.

• We face inspections, reviews, audits and investigations under federal and state government programs and contracts. These audits could have adverse findings that may negatively affect our business, including our results of operations, liquidity, financial condition and reputation.

Corporate Information

We were incorporated on April 13, 2000 in the state of Delaware. Upon the closing of the Merger, we changed our name to Nutex Health Inc. Our principal executive offices are located at 6030 S. Rice Ave, Suite C, Houston, TX 77081 and our telephone number is (713) 660-0557. Our website address is www.nutexhealth.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

The Offering

Common Stock Offered by the Selling Stockholders	196,317,144 shares

Use of Proceeds	Nutex Health Inc. will not receive any proceeds from the sale of shares in this offering

Nasdaq Capital Market	“NUTX”

Shares Outstanding as of September 30, 2022	649,770,069 shares of Common Stock

Shares Outstanding After the Offering	649,770,069 shares of Common Stock

Total Shares Subject to Registration Rights	593,291,713 shares of Common Stock

8

RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus before making an investment in our Common Stock. Our business, financial condition, results of operations, or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our Common Stock could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below.

Sales of a substantial amount of our Common Stock by our stockholders could cause the price of our Common Stock to fall.

As of September 30, 2022, there were approximately 649.8 million shares of Common Stock outstanding, including approximately 267 million shares of Common Stock held by Thomas T. Vo, M.D., our Chairman and Chief Executive Officer. An additional approximately 325 million shares of Common Stock are held by fomer holders of member interests in Nutex Health Holdco LLC, other than Dr. Vo.

All 592,791,713 shares issued in the merger are subject to lock-up. On October 1, 2022, the lockup with respect to one-third, or 197,597,237 of those shares, will expire. An additional one-third of the shares will be released from lockup on April 1, 2023 and the lockup with respect to the remainder of such shares will expire on October 1, 2023.

Upon effectiveness of this resale registration statement, and upon the expiration of the lock-up periods, large amounts of our Common Stock may be sold into the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in the share price of our Common Stock or putting significant downward pressure on the price of our Common Stock.

Sales of substantial amounts of our Common Stock in the public market, or the perception that such sales will occur, could adversely affect the market price of our Common Stock and make it difficult for us to raise funds through securities offerings in the future.

We have identified material weaknesses in our internal control over financial reporting. If our internal control over financial reporting is not effective, we may not be able to accurately report our financial results or file our periodic reports in a timely manner, which may cause adverse effects on our business and may cause investors to lose confidence in our reported financial information and may lead to a decline in the price of our Common Stock.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports in a timely manner. In connection with the audits of our financial statements for the years ended December 31, 2021 and 2020, we concluded that there were material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. These material weaknesses related to our revenue estimation process, recordation of leases in accordance with newly adopted accounting standards and other matters caused by having inadequate accounting close processes.

The Company has started the process of designing and implementing effective internal control measures to remediate these material weaknesses. The Company’s efforts include the employment of our new chief financial officer, engagement of an accounting specialist to assist in our accounting close and reporting processes, process documentation and supervisory reviews of our revenue estimate and accounting close processes. We plan to employ additional experienced personnel in our accounting and financial reporting teams as well.

While we believe that these efforts will improve our internal control over financial reporting, our remediation efforts are ongoing and will require validation and testing of the design and operating effectiveness of internal controls. The actions that we are taking are subject to ongoing senior management review, as well as audit committee oversight. We will not be able to conclude whether the steps we are taking will fully remediate the remaining material weakness in our internal control over financial reporting until we have completed our remediation efforts and subsequent evaluation of their effectiveness. We may also conclude that additional measures may be required to remediate the material weakness in our internal control over financial reporting.

9

If we are unable to successfully remediate the material weaknesses or identify any future significant deficiencies or material weaknesses, the accuracy and timing of our financial reporting may be adversely affected, a material misstatement in our financial statements could occur, and we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports, which may adversely affect our business and the price of our Common Stock may decline as a result.

In addition, even if we remediate the material weaknesses, we will be required to expend significant time and resources to further improve our internal controls over financial reporting, including by further expanding our finance and accounting staff to meet the demands that placed upon us as a public company, including the requirements of the Sarbanes-Oxley Act. If we fail to adequately staff our accounting and finance function to remediate our material weaknesses or fail to maintain adequate internal control over financial reporting, any new or recurring material weaknesses could prevent our management from concluding that our internal control over financial reporting is effective and impair our ability to prevent material misstatements in our financial statements, which could cause our business to suffer.

We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

We may be forced to write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in losses. Even though these charges may be non-cash items and not have an immediate impact on liquidity, any report of charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges such as write-downs or impairments may make future financing difficult to obtain on favorable terms or at all. From time to time, our intangible assets are subject to impairment testing. Under current accounting standards, our goodwill, including acquired goodwill, is tested for impairment on an annual basis and may be subject to impairment losses as circumstances change (e.g., after an acquisition).

For example, in connection with the Merger, we recorded goodwill in the amount of $424.2 million. The Company may have to record a significant goodwill impairment in the future, which could materially adversely affect its reported financial results and negatively impact the trading value of its Common Stock.

The laws and regulations applicable to public companies are complex and may require an increasing amount of our management’s time and increase staffing and compliance costs.

We face significant challenges in managing the transition of Nutex’ legacy private held operations to a publicly traded company, which is subject to significant and increasing regulatory oversight and reporting obligations under federal securities laws. Laws pertaining to public companies, including new regulations proposed by the SEC, are increasingly complex and could force management to devote increasing amounts of time to the compliance with such laws and potentially impact time available to the management of our business. The Company will be required to continue to expand its employee base and hire additional employees to support its operations as a public company, which will increase operating costs in future periods.

Our business and the markets in which we operate are new and rapidly evolving, which makes it difficult to evaluate our future prospects and the risks and challenges we may encounter.

Our business and the markets in which we operate are new and rapidly evolving which make it difficult to evaluate and assess the success of our business to date, our future prospects and the risks and challenges that we may encounter. These risks and challenges include our ability to:

•	attract new partner physicians;
•	retain our current physician partners;
•	comply with existing and new laws and regulations applicable to our business and in our industry;
•	anticipate and respond to changes in reimbursement rates and the markets in which we operate;
•	react to challenges from existing and new competitors;
•	maintain and continually enhance our reputation;
•	effectively manage our growth and business operations, including new geographies;
•	forecast our revenue, which includes reimbursements, and budget for, and manage, our expenses, including our medical expense amounts, and capital expenditures;
•	hire and retain talented individuals at all levels of our organization;
•	maintain and continually improve our infrastructure to adjust for the growth of the company, including our data protection, intellectual property and cybersecurity; and
•	successfully execute our ambitious growth strategy.

10

If we fail to understand fully or adequately address these challenges that we may encounter in the future, including those challenges described here and elsewhere in this “Risk Factors” section, our business, financial condition and results of operations could be adversely affected. If the risks and uncertainties that we plan for when operating our business are incorrect or change, or if we fail to manage these risks successfully, our results of operations could differ materially from our expectations and our business, financial condition and results of operations could be adversely affected.

Our limited operating history as a combined company makes it difficult to evaluate our future prospects and the risks and challenges we may encounter.

We completed our merger on April 1, 2022 and we are continuing to grow our management capabilities. Consequently, predictions about our future success may not be as accurate as they could be if we had a longer combined operating history. If our growth strategy is not successful, we may not be able to continue to grow our revenue or operations. Our limited combined operating history, evolving business and anticipated rapid growth make it difficult to evaluate our future prospects and the risks and challenges we may encounter, and we may not continue to grow at or near anticipated rates.

In addition, as a business with a limited combined operating history, we may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown challenges.

We may need to raise additional capital to fund our existing operations or expand our operations.

We may need to spend significant amounts to expand our existing operations, including expansion into new geographies. Based upon our current operating plan, we believe that our existing cash, cash equivalents and restricted cash will be sufficient to fund our operating and capital needs for at least the next twelve months. This estimate and our expectation regarding the sufficiency of funds are based on assumptions that may prove to be incorrect, and the revenue we generate may not be sufficient to support our growth strategy. We also may finance our cash needs through a combination of equity offerings and debt financings or other sources, pending market conditions.

Our present and future funding requirements will depend on many factors, including:

•	our ability to achieve revenue growth;
•	our ability to effectively manage medical expense amounts;
•	the cost of expanding our operations, including our geographic scope, and our offerings, including our marketing efforts;
•	our rate of progress in launching, commercializing and establishing adoption of our services; and
•	the effect of competing technological and market developments.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest may be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a securityholder. In addition, debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we are unable to raise additional funds when needed, we may be required to delay, limit, reduce or terminate development efforts.

We may experience difficulties in managing our growth and expanding our operations.

We are targeting significant growth in the scope of our operations. Our ability to manage our operations and future growth will require us to continue to improve our operational, financial and management controls, compliance programs and reporting systems. We may not be able to implement improvements in an efficient or timely manner and may discover deficiencies in existing controls, programs, systems and procedures, which could have an adverse effect on our business, reputation and financial results. Additionally, rapid growth in our business may place a strain on our human and capital resources.

11

Risks Related to Our Business and Industry

Reimbursement for our medical services is subject to change, and the reimbursement that we receive for emergency services could be subject to a significant and sustained decline.

Because we provide emergency medicine services, we do not have extensive relationships with large commercial payors and are generally out-of-network. Although some licensed facilities are in-network with payors, the Company’s general payor contracting/government enrollment strategy is to remain out of network. Since we do not have any contractual arrangements with insurance companies, we cannot predict the timing and amount of the payments we ultimately receive for our services and estimates and assumptions, which are based on historical insurance payment amounts and timing.

In addition, as a result of the NSA and the associated HHS interim final rule becoming effective on January 1, 2022, through the second quarter of 2022, we experienced a significant decline in collections of patient claims for emergency services and have had only limited success at achieving collections higher than the established qualifying payment amount, which is the median in-network contracted rate for the same insurance market. Any sustained decline in the collections we receive for our emergency services could have a material adverse effect on our operations and financial performance and may negatively affect the trading value of our Common Stock.

The estimates and assumptions we are or Nutex Health Holdco was required to make in connection with the preparation of our financial statements may prove to be inaccurate.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

We apply ASC 606 – Revenue from Contracts with Customers in making estimates of its earned revenue and accounts receivable at each reporting date. This estimation process for variable consideration is highly subjective. The Company regularly conducts a comparative analysis of its actual results to its previously estimated results in order to evaluate whether changes to its estimation process are required. The estimation of variable consideration is particularly complex at Nutex Health Holdco in particular and within the healthcare industry generally because of the broad range of services provided, the range of reimbursements by patient insurance companies and collectability of patient responsible amounts. In addition, the Company’s subsidiary Nutex Health Holdco operates as an out-of-network provider and, as such, does not have negotiated reimbursement rates with any insurance companies, adding to the complexity and potential uncertainty of the estimation process.

Our estimates with respect to the claims processing by insurance companies and our resulting cash collections may differ from previous estimated results and we may be required to make periodic adjustments to our estimation process for new facts or circumstances.

Ultimate amounts collected may differ from anticipated collections, and, as a result, may impact our ability to generate revenue at expected levels.

The continuing COVID-19 global pandemic could negatively affect our operations, business and financial condition, and our ability to generate revenue could be negatively impacted if the U.S. economy remains unstable for a significant amount of time.

The continuing COVID-19 crisis is still rapidly evolving and much of its impact remains unknown and difficult to predict. It could potentially negatively impact our financial performance in 2022 and beyond.

We experienced, and in the future could experience, supply chain disruptions, including shortages and delays, and could experience significant price increases, in equipment and medical supplies, particularly personal protective equipment or PPE. Staffing, equipment, and medical supplies shortages may also impact our ability to serve patients at our centers.

12

In addition, our results and financial condition may be adversely affected by future federal or state laws, regulations, orders, or other governmental or regulatory actions addressing the current COVID-19 pandemic or the U.S. health care system, which, if adopted, could result in direct or indirect restrictions to its business, financial condition, results of operations and cash flow.

Disruptions to our business as a result of the continuing COVID-19 pandemic (including the potential resurgences of COVID-19) could have a material adverse effect on our results of operations, financial condition and cash flows.

We rely on our management team and key employees and our business, financial condition, cash flows and results of operations could be harmed if we are unable to retain qualified personnel.

Our success depends largely upon the continued services of key members of senior management, including our chief executive officer. We also rely on our leadership team in the areas of operations and general and administrative functions. From time to time, there may be changes in our management team resulting from the hiring or departure of executives, which could disrupt our business. The replacement of one or more of our executive officers or other key employees would likely involve significant time and costs and may significantly delay or prevent the achievement of our business objectives. Our business would also be adversely affected if we fail to adequately plan for succession of our executives and senior management; or if we fail to effectively recruit, integrate, retain and develop key talent and/or align our talent with our business needs, in light of the current rapidly changing environment. While we have succession plans in place and we have employment arrangements with our key executives, these do not guarantee that the services of these or suitable successor executives will continue to be available to us.

Competition for qualified personnel in our field is intense due to the limited number of individuals who possess the skills and experience required by our industry. As a result, as we enter new geographies, it may be difficult for us to hire additional qualified personnel with the necessary skills to work in such geographies. If our hiring efforts in new or existing geographies are not successful, our business will be harmed. In addition, we have experienced employee turnover and expect to continue to experience employee turnover in the future. New hires require significant training and, in most cases, take significant time before they achieve full productivity. New employees may not become as productive as we expect, and we may be unable to hire or retain sufficient numbers of qualified individuals. If our retention efforts are not successful or our employee turnover rate increases in the future, our business, financial condition, cash flows and results of operations will be harmed.

In addition, in making employment decisions, job candidates often consider the value of the stock options or other equity instruments they are to receive in connection with their employment. Volatility in the price of our stock may, therefore, adversely affect our ability to attract or retain highly skilled personnel. Further, the requirement to expense stock options and other equity instruments may discourage us from granting the size or type of stock option or equity awards that job candidates require to join our company. Failure to attract new personnel or failure to retain and motivate our current personnel, could have a material adverse effect on our business, financial condition and results of operations.

Our growth depends in part on our ability to identify and develop successful new geographies, physician partners and patients. If we are not able to successfully execute upon our growth strategies, there may be a material adverse effect on our business, financial condition, cash flows and results of operations.

Our business depends on our ability to identify and develop successful geographies and relationships with physician partners and healthcare professionals, and to successfully execute upon our growth initiatives to increase the profitability of our physician partners and healthcare professionals. In order to pursue our strategy successfully, we must effectively implement our partnership model, including identifying suitable candidates and successfully building relationships with and managing integration of new physician partners. We contract with a limited number of physician partners and rely on such physicians within each geography. Our growth initiatives in our existing geographies depend, in part, on our physician partners’ ability to increase their capacity and to effectively meet increased patient demand. We may encounter difficulties in recruiting additional physicians to work at our hospitals due to many factors, including significant competition in their geographies. Accordingly, the loss or dissatisfaction of any physician partners, our inability to recruit, or the failure of our hospitals to recruit additional physicians or manage and scale capacity to timely meet patient demand, could substantially harm our reputation, impact our competitiveness, and impair our ability to attract new physician partners and maintain existing physician partnerships, both in new geographies and in geographies in which we currently operate, which could have a material adverse effect on our business, financial condition, cash flows and results of operations.

13

Further, our growth strategy depends, in part, on securing and integrating new high-caliber physician partners and expanding into new geographies in which we have little or no operating experience. Integration and other risks can be more pronounced for larger and more complicated relationships or relationships outside of our core business space, or if we pursue multiple relationships simultaneously. New geographies into which we seek to expand may have laws and regulations that differ from those applicable to our current operations. As a rapidly growing company, we may be unfamiliar with the regulatory requirements in each geography that we enter, and we may be forced to incur significant expenditures to ensure compliance with requirements to which we are subject. If we are unable or unwilling to incur such costs, our growth in new geographies may be less successful than in our current geographies.

Further, our growth to date has increased the significant demands on our management, operational and financial systems, infrastructure and other resources. We must continue to improve our existing systems for operational and financial management, including our reporting systems, procedures and controls. These improvements could require significant capital expenditures and place increasing demands on our management. We may not be successful in managing or expanding our operations or in maintaining adequate financial and operating systems and controls. If we do not successfully manage these processes, our business, financial condition, cash flows and results of operations could be harmed.

In his capacity as the co-owner of the real estate entities that lease the land and buildings to our hospital facilities, Dr. Vo, our Chairman, CEO and major stockholder, may have conflicts of interest with the Company and its public stockholders.

The majority of our hospital facilities have contractual relationships with separately owned real estate entities (the “Real Estate Entities”) and each hospital has contractual relationships with separately owned professional entities (the “Physician LLCs”).

The Physician LLCs, which are owned by the doctors providing services to the corresponding hospital, provide physician and provider services to the hospitals, and employ the doctors and other providers.

The Real Estate Entities, also partially owned by the doctors providing services to the corresponding hospital, own the land and/or buildings that are leased to the our hospitals. The Real Estate Entities incur debt to purchase or construct the hospital facility. Lease payments received from our hospitals are used by the Real Estate Entities to make payments on their debt. Each hospital facility’s lease payments are guaranteed by the Company.

In addition to its doctor owners, each Real Estate Entity is partially owned or controlled by Dr. Vo, our Chairman, CEO and major stockholder holding approximately 41% of our outstanding Common Stock. As a result, the interests of Dr. Vo, in his capacity as part owner of the Real Estate Entities, may differ from the interests of the Company and its public shareholders, both in the re-negotiation of existing contractual relationships between the Company-owned hospital facilities and the Real Estate Entities and in the establishment of new hospital entities and their respective Real Estate Entities.

If the estimates and assumptions we use to project the size, revenue or medical expense amounts of our target geographies are inaccurate or the cost of providing services exceeds the amounts received by us, our future growth prospects may be impacted, and we may generate losses or fail to attain financial performance targets.

We often do not have access to reliable historical data regarding the size, revenue or medical expense levels of our target geographies or potential physician partners. As a result, our market opportunity estimates and financial forecasts developed as we enter into a new geography, are subject to significant uncertainty, and are based on assumptions and estimates that may not prove to be accurate. The estimates and forecasts in this prospectus relating to the size and expected growth of the market for our services and the estimates of our market opportunity may prove to be inaccurate.

Changes in our anticipated ratio of medical expense to revenue can significantly impact our financial results. Accordingly, the failure to adequately predict and control medical costs and expenses could have a material adverse effect on our business, results of operations, financial condition and cash flows. Additionally, the medical expenses of patients may be outside of our physician partners’ control in the event that patients take certain actions that increase such expenses, such as unnecessary hospital visits. If we underestimate or do not correctly predict the cost of the care our partner physicians furnish to patients, we might be underpaid for the care that must be provided to patients, which could have a negative impact on our results of operations and financial condition.

14

We primarily depend on reimbursement by third-party payors, as well as payments by individuals, which could lead to delays and uncertainties in the timing and process of reimbursement, including any changes or reductions in Medicare reimbursement rates or rules.

The reimbursement process is complex and can involve lengthy delays. Although we recognize revenue when we provide services to patients, we may from time-to-time experience delays in receiving reimbursement for the service provided. In addition, third-party payors may disallow, in whole or in part, requests for reimbursement based on determinations that the patient is not eligible for coverage, certain amounts are not reimbursable under plan coverage, were for services provided that were not medically necessary, or additional supporting documentation is necessary. Retroactive adjustments may change amounts realized from third-party payors. As described below, we are subject to audits by such payors, including governmental audits of our Medicare claims, and may be required to repay these payors if a finding is made that we were incorrectly reimbursed. Delays and uncertainties in the reimbursement process may adversely affect accounts receivable, increase the overall costs of collection and cause us to incur additional borrowing costs. Third-party payors are also increasingly focused on controlling healthcare costs, and such efforts, including any revisions to reimbursement policies, may further reduce, complicate or delay our reimbursement claims.

In addition, certain of our patients are covered under health plans that require the patient to cover a portion of their own healthcare expenses through the payment of copayments or deductibles. We may not be able to collect the full amounts due with respect to these payments that are the patient’s financial responsibility, or in those instances where physicians provide services to uninsured individuals. To the extent permitted by law, amounts not covered by third-party payors are the obligations of individual patients for which we may not receive whole or partial payment. Any increase in cost shifting from third-party payors to individual patients, including as a result of high deductible plans for patients, increases our collection costs and reduces overall collections, which we may not be able to offset with sufficient revenue.

Our business and growth strategy depend on our ability to maintain and expand facilities staffed with qualified physicians. If we are unable to do so, future growth would be limited and our business, operating results and financial condition would be harmed.

Our success is dependent upon a continued ability to maintain an adequate staff of qualified providers to staff the facilities. If we are unable to recruit and retain physicians and other healthcare professionals, it would have a material adverse effect on its business and ability to grow and would adversely affect the results of operations. In any particular market, providers could demand higher payments or take other actions that could result in higher medical costs, less attractive service for our customers or difficulty meeting applicable regulatory or accreditation requirements. Our ability to develop and maintain satisfactory relationships with providers also may be negatively impacted by other factors not associated with us, such as changes in reimbursement levels and consolidation activity among hospitals, physician groups and healthcare providers, the continued private equity investment in physician practice management platforms and other market and operating pressures on healthcare providers. The failure to maintain or to secure new cost-effective provider contracts may result in a loss of or inability to staff existing or new facilities, higher costs, less attractive service for patients and/or difficulty in meeting applicable regulatory requirements, any of which could have a material adverse effect on our business, financial condition and results of operations.

If any of our physician partners lose their regulatory licenses, permits and/or accreditation status, or become ineligible to receive reimbursement under Medicare or Medicaid or from other third-party payors, there may be a material adverse effect on our business, financial condition, cash flows, or results of operations.

The operations of our hospitals through our physician partners are subject to extensive federal, state and local regulation relating to, among other things, the adequacy of medical care, equipment, personnel, operating policies and procedures, fire prevention, rate-setting and compliance with building codes and environmental protection. Our hospitals and their affiliated professional entities are also subject to extensive laws and regulation relating to facility and professional licensure, conduct of operations, including financial relationships among healthcare providers, Medicare and Medicaid fraud and abuse and physician self-referrals, and maintaining updates to the hospital’s affiliated professional entities’ enrollment in the Medicare and Medicaid programs, including the addition of new clinic locations, providers and other enrollment information. Our hospitals and their affiliated professional entities are subject to periodic inspection by licensing authorities and accreditation organizations to assure their continued compliance with these various standards. There can be no assurance that these regulatory authorities will determine that all applicable requirements are fully met at any given time. Should any of our hospitals or their affiliated professional entities be found to be noncompliant with these requirements, we could be assessed fines and penalties, could be required to refund reimbursement amounts or could lose our licensure or Medicare and/or Medicaid certification or accreditation so that we or our hospitals are unable to receive reimbursement from third-party payors, which could materially adversely affect our business, financial condition, cash flows or results of operations.

15

We are dependent on our physicians and other healthcare professionals to effectively manage the quality and cost of care.

Our success depends upon our continued ability to collaborate with and expand the number of highly qualified physicians and other healthcare professionals, which are key drivers of our profitability.

We operate in a competitive industry, and if we are not able to compete effectively, our business, financial condition and results of operations will be harmed.

Our industry is competitive and we expect it to attract increased competition. We currently face competition in various aspects of our business, including from a range of companies that provide similar services, including hospitals, managed service organizations and provider networks and data analysis consultants.

Our primary competitors include numerous local provider networks, hospitals and health systems. We may face a more competitive environment and increased challenges to grow at the rates we have projected. We expect that competition will continue to increase as a result of consolidation in the healthcare industry and increased demand for its services.

Some of our competitors may have greater name recognition, particularly in local geographies, longer operating histories, superior products or services and significantly greater resources than we do. Further, our current or potential competitors may be acquired by or partner with third parties with greater resources than we have. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements and may have the ability to initiate or withstand premium competition. In addition, current and potential competitors have established, and may in the future establish, cooperative relationships with providers of complementary services, technologies or services to increase the attractiveness of their services.

Accordingly, new competitors or alliances may emerge which could put us at a competitive disadvantage. If we are unable to successfully compete, our business, financial condition, cash flows and results of operations could be materially adversely affected.

Developments affecting spending by the healthcare industry could adversely affect our business.

The U.S. healthcare industry has changed significantly in recent years, and we expect that significant changes will continue to occur. General reductions in expenditures by healthcare industry participants could result from, among other things:

•	government regulations or private initiatives that affect the manner in which healthcare providers interact with patients, payors or other healthcare industry participants, including changes in pricing or means of delivery of healthcare products and services;
•	consolidation of healthcare industry participants;
•	federal amendments to, lack of enforcement or development of applicable regulations for, or repeal of the ACA;
•	reductions in government funding for healthcare; and
•	adverse changes in business or economic conditions affecting healthcare payors or providers or other healthcare industry participants.

Any of these changes in healthcare spending could adversely affect our revenue. Even if general expenditures by industry participants remain the same or increase, developments in the healthcare industry may result in reduced spending in some or all of the specific market segments that we serve now or in the future. However, the timing and impact of developments in the healthcare industry are difficult to predict. Demand for our services may not continue at current levels and we may not have adequate technical, financial, and marketing resources to react to changes in the healthcare industry.

16

We and our physician partners and other healthcare professionals may become subject to medical liability claims, which could cause us to incur significant expenses and may require us to pay significant damages if the claims are not covered by insurance.

Our overall business entails the risk of medical liability claims. Although we and our partner professionals carry insurance covering medical malpractice claims in amounts that we believe are appropriate in light of the risks attendant to the services rendered, successful medical liability claims could result in substantial damage awards that exceed the limits of our and those partner professionals’ insurance coverage. We carry or will carry professional liability insurance for us and each of our healthcare professionals. Professional liability insurance is expensive and insurance premiums may increase significantly in the future, particularly as we expand our services. As a result, adequate professional liability insurance may not be available to us and our partner professionals in the future at acceptable costs or at all, which may negatively impact our and our partner professionals’ ability to provide services to our hospitals, and thereby adversely affect our overall business and operations.

Any claims made against us or our partner professionals that are not fully covered by insurance could be costly to defend against, result in substantial damage awards, and divert the attention of our management and our partner professional entities from our operations, which could have a material adverse effect on our business, financial condition and results of operations. In addition, any claims may adversely affect our business or reputation.

If we or our partner physicians or other healthcare providers fail to comply with applicable data interoperability and information blocking rules, our consolidated results of operations could be adversely affected.

The 21st Century Cures Act, or the Cures Act, which was passed and signed into law in December 2016, includes provisions related to data interoperability, information blocking and patient access. In March 2020, the U.S. Department of Health and Human Services, or HHS, Office of the National Coordinator for Health Information Technology, or ONC, and CMS finalized and issued complementary rules that are intended to clarify provisions of the Cures Act regarding interoperability and information blocking, and include, among other things, requirements surrounding information blocking, changes to ONC’s health IT certification program and requirements that CMS regulated payors make relevant claims/care data and provider directory information available through standardized patient access and provider directory application programming interfaces that connect to provider electronic health record systems. The companion rules will transform the way in which healthcare providers, health IT developers, health information exchanges/health information networks, or HIEs/HINs, and health plans share patient information, and create significant new requirements for healthcare industry participants. For example, the ONC rule, which went into effect on April 5, 2021, prohibits healthcare providers, health IT developers of certified health IT, and HIEs/HINs from engaging in practices that are likely to interfere with, prevent, materially discourage, or otherwise inhibit the access, exchange or use of electronic health information, or EHI, also known as “information blocking.” To further support access and exchange of EHI, the ONC rule identifies eight “reasonable and necessary activities” as exceptions to information blocking activities, as long as specific conditions are met. Any failure to comply with these rules could have a material adverse effect on our business, results of operations and financial condition.

Our business and operations would suffer in the event of information technology system failures, security breaches, or other deficiencies in cybersecurity.

Our information technology systems facilitate our ability to conduct our business. While we have disaster recovery systems and business continuity plans in place, any disruptions in our disaster recovery systems or the failure of these systems to operate as expected could, depending on the magnitude of the problem, adversely affect our operating results by limiting our capacity to effectively monitor and control our operations. Despite our implementation of a variety of security measures, our information technology systems could be subject to physical or electronic break-ins, and similar disruptions from unauthorized tampering or any weather-related disruptions where our headquarters is located. In addition, in the event that a significant number of our management personnel were unavailable in the event of a disaster, our ability to effectively conduct business could be adversely affected.

17

In the ordinary course of our business, we, our partner physicians or other physician partners collect and store sensitive data, including personally identifiable information, protected health information, or PHI, intellectual property and proprietary business information owned or controlled by us or our employees, members and other parties. We manage and maintain our applications and data utilizing a combination of on-site systems and cloud-based data centers. We utilize external security and infrastructure vendors to provide and manage parts of our information technology systems, including our data centers. These applications and data encompass a wide variety of business-critical information, including research and development information, customer information, commercial information and business and financial information. We face a number of risks with respect to the protection of this information, including loss of access, inappropriate use or disclosure, unauthorized access, inappropriate modification and the risk of being unable to adequately monitor and audit and modify our controls over our critical information. This risk extends to the third-party vendors and subcontractors we use to manage this sensitive data or otherwise process it on our behalf. A breach or failure of our or our third-party vendors’ or subcontractors’ network, hosted service providers or vendor systems could result from a variety of circumstances and events, including third-party action, employee negligence or error, malfeasance, computer viruses, cyber-attacks by computer hackers such as denial-of-service and phishing attacks, failures during the process of upgrading or replacing software and databases, power outages, hardware failures, telecommunication failures, user errors, or catastrophic events. If these third-party vendors or subcontractors fail to protect their information technology systems and our confidential and proprietary information, we may be vulnerable to disruptions in service and unauthorized access to our confidential or proprietary information and we could incur liability and reputational damage.

The secure processing, storage, maintenance and transmission of information are vital to our operations and business strategy, and we devote significant resources to protecting such information. Although we take reasonable measures to protect sensitive data from unauthorized access, use or disclosure, our information technology and infrastructure may still be vulnerable to, and we have in the past experienced, low-threat attacks by hackers or breaches due to employee error, malfeasance or other malicious or inadvertent disruptions. Further, attacks upon information technology systems are increasing in their frequency, levels of persistence, sophistication and intensity, and are being conducted by sophisticated and organized groups and individuals with a wide range of motives and expertise. As a result of the COVID-19 pandemic, we may also face increased cybersecurity risks due to our reliance on internet technology and the number of our employees who are working remotely, which may create additional opportunities for cybercriminals to exploit vulnerabilities. Furthermore, because the techniques used to obtain unauthorized access to, or to sabotage, systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. We may also experience security breaches that may remain undetected for an extended period. Any such breach or interruption could compromise our networks and the information stored there could be accessed by unauthorized parties, publicly disclosed, lost or stolen. Our information systems must also be continually updated, patched and upgraded to protect against known vulnerabilities. The volume of new vulnerabilities has increased markedly, as has the criticality of patches and other remedial measures. In addition to remediating newly identified vulnerabilities, previously identified vulnerabilities must also be continuously addressed. Accordingly, we are at risk that cyber-attackers exploit these known vulnerabilities before they have been addressed.

Any access, breach, or other loss of information could result in legal claims or proceedings, and liability under federal or state laws that protect the privacy of personal information, and corresponding regulatory penalties. In addition, we could face criminal liability, damages for contract breach and incur significant costs for remedial measures to prevent future occurrences and mitigate past violations. Notice of breaches may be required to be made to affected individuals or other state or federal regulators, and for extensive breaches, notice may need to be made to the media or State Attorneys General. Such a notice could harm our reputation and our ability to compete. Although we maintain insurance covering certain security and privacy damages and claim expenses, we may not carry insurance or maintain coverage sufficient to compensate for all liability and in any event, insurance coverage would not address the reputational damage that could result from a security incident. Despite our implementation of security measures to prevent unauthorized access, our data is currently accessible through multiple channels, and there is no guarantee we can protect our data from breach. Unauthorized access, loss or dissemination could also disrupt our operations and damage our reputation, any of which could adversely affect our business.

18

Actual or perceived failures to comply with applicable data protection, privacy and security laws, regulations, standards and other requirements could adversely affect our business, financial condition and results of operations.

Numerous state and federal laws, regulations, standards and other legal obligations, including consumer protection laws and regulations, which govern the collection, dissemination, use, access to, confidentiality, security and processing of personal information, including health-related information, could apply to our operations or the operations of our partners. For example, the Health Insurance Portability and Accountability Act, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and regulations implemented thereunder, or collectively HIPAA, imposes privacy, security and breach notification obligations on certain healthcare providers, health plans, and healthcare clearinghouses, known as covered entities, as well as their business associates that perform certain services that involve creating, receiving, maintaining or transmitting individually identifiable health information for or on behalf of such covered entities, and their covered subcontractors. HIPAA requires covered entities, such as physician partners, and business associates, such as us, to develop and maintain policies with respect to the protection of, use and disclosure of PHI, including the adoption of administrative, physical and technical safeguards to protect such information, and certain notification requirements in the event of a breach of unsecured PHI.

Additionally, under HIPAA, covered entities must report breaches of unsecured PHI to affected individuals without unreasonable delay, not to exceed 60 days following discovery of the breach by a covered entity or its agents. Notification also must be made to the HHS Office for Civil Rights and, in certain circumstances involving large breaches, to the media. Business associates must report breaches of unsecured PHI to covered entities within 60 days of discovery of the breach by the business associate or its agents. A non-permitted use or disclosure of PHI is presumed to be a breach under HIPAA unless the covered entity or business associate establishes that there is a low probability the information has been compromised consistent with requirements enumerated in HIPAA.

Entities that are found to be in violation of HIPAA as the result of a breach of unsecured PHI, a complaint about privacy practices or an audit by HHS may be subject to significant civil, criminal and administrative fines and penalties and/or additional reporting and oversight obligations if required to enter into a resolution agreement and corrective action plan with HHS to settle allegations of HIPAA non-compliance. HIPAA also authorizes state Attorneys General to file suit on behalf of their residents. Courts may award damages, costs and attorneys’ fees related to violations of HIPAA in such cases. While HIPAA does not create a private right of action allowing individuals to sue us in civil court for violations of HIPAA, its standards have been used as the basis for duty of care in state civil suits such as those for negligence or recklessness in the misuse or breach of PHI.

Even when HIPAA does not apply, according to the Federal Trade Commission, or the FTC, violating consumers’ privacy rights or failing to take appropriate steps to keep consumers’ personal information secure may constitute unfair and/or deceptive acts or practices in violation of Section 5(a) of the Federal Trade Commission Act. The FTC expects a company’s data security measures to be reasonable and appropriate in light of the sensitivity and volume of consumer information it holds, the size and complexity of its business, and the cost of available tools to improve security and reduce vulnerabilities.

Further, certain states have also adopted comparable privacy and security laws and regulations, some of which may be more stringent than HIPAA. Such laws and regulations will be subject to interpretation by various courts and other governmental authorities, thus creating potentially complex compliance issues for us and our future customers and strategic partners. For example, the state of Nevada enacted a law that went into force on October 1, 2019 and requires companies to honor consumers’ requests to no longer sell their data. In addition, the California Consumer Privacy Act of 2018, or the CCPA, went into effect on January 1, 2020. The CCPA creates individual privacy rights for California consumers and increases the privacy and security obligations of entities handling certain personal information. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase data breach litigation. The CCPA may increase our compliance costs and potential liability, and many similar laws have been proposed at the federal level and in other states. Further, the California Privacy Rights Act, or the CPRA, recently passed in California. The CPRA will impose additional data protection obligations on covered businesses, including additional consumer rights processes, limitations on data uses, new audit requirements for higher risk data, and opt outs for certain uses of sensitive data. It will also create a new California data protection agency authorized to issue substantive regulations and could result in increased privacy and information security enforcement. The majority of the provisions will go into effect on January 1, 2023, and additional compliance investment and potential business process changes may be required. In addition, California’s Confidentiality of Medical Information Act, or the CMIA, places restrictions on the use and disclosure of health information, including PHI, and other personally identifying information, and can impose a significant compliance obligation. Violations of the CMIA can result in criminal, civil and administrative sanctions, and the CMIA also provides individuals a private right of action with respect to disclosures of their health information that violate CMIA. In the event that we are subject to these domestic privacy and data protection laws, any liability from failure to comply with the requirements of these laws could adversely affect our financial condition.

19

Although we work to comply with applicable laws, regulations and standards, our contractual obligations and other legal obligations, these requirements are evolving and may be modified, interpreted and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another or other legal obligations with which we must comply. Any failure or perceived failure by us or our employees, representatives, contractors, consultants, collaborators, or other third parties to comply with such requirements or adequately address privacy and security concerns, even if unfounded, could result in additional cost and liability to us, damage our reputation, and adversely affect our business and results of operations.

Any future litigation against us could be costly and time-consuming to defend.

We may become subject, from time to time, to legal proceedings, federal and state audits, government investigations, and payor audits, investigations, overpayments, and claims that arise in the ordinary course of business such as claims brought by our clients in connection with commercial disputes or employment claims made by our current or former associates. Litigation and audits may result in substantial costs and may divert management’s attention and resources, which may substantially harm our business, financial condition and results of operations. Insurance may not cover such claims, may not provide sufficient payments to cover all of the costs to resolve one or more such claims and may not continue to be available on terms acceptable to us. A claim brought against us that is uninsured or underinsured could result in unanticipated costs, thereby reducing our earnings and leading analysts or potential investors to reduce their expectations of our performance, which could reduce the market price of our Common Stock.

Changes in U.S. tax laws, and the adoption of tax reform policies could adversely affect our operating results and financial condition.

We are subject to federal and state income and non-income taxes in the United States. Tax laws, regulations, and administrative practices in various jurisdictions may be subject to significant change, with or without notice, due to economic, political, and other conditions, and significant judgment is required in evaluating and estimating these taxes. Our effective tax rates could be affected by numerous factors, such as entry into new businesses and geographies, changes to our existing business and operations, acquisitions and investments and how they are financed, changes in our stock price, changes in our deferred tax assets and liabilities and their valuation, and changes in the relevant tax, accounting, and other laws, regulations, administrative practices, principles and interpretations. We are required to take positions regarding the interpretation of complex statutory and regulatory tax rules and on valuation matters that are subject to uncertainty, and tax authorities may challenge the positions that we take.

Our quarterly results may fluctuate significantly, which could adversely impact the value of our Common Stock.

Our quarterly results of operations, including our revenue, net loss and cash flows, has varied and may vary significantly in the future, and period-to-period comparisons of our results of operations may not be meaningful. Accordingly, our quarterly results should not be relied upon as an indication of future performance. Our quarterly financial results may fluctuate as a result of a variety of factors, many of which are outside of our control, including, without limitation, the following:

•	the timing of recognition of revenue, including possible delays in the recognition of revenue due to sometimes unpredictable implementation timelines;
•	the amount and timing of operating expenses related to the maintenance and expansion of our business, operations and infrastructure;
•	our ability to respond to competitive developments;
•	security or data privacy breaches and associated remediation costs; and
•	the timing of expenses related to the development or acquisition of additional hospitals or businesses.

20

Any fluctuation in our quarterly results may not accurately reflect the underlying performance of our business and could cause a decline in the trading price of our Common Stock.

Obligations under the term loans of our Hospital Subsidiaries, and our related loan and leases guarantees could restrict our operations, particularly our ability to respond to changes in our business or to take specified actions. An event of default under the term loans could harm our business, and creditors having security interests over the hospital assets as well as the leased real estate would be able to foreclose on such assets.

Each of our Hospital Subsidiaries is a party to term loans and lines of credit guaranteed by Nutex Holdco to finance hospital equipment and related assets, for aggregate borrowings of approximately $20.4 million as of June 30, 2022.

In addition, Nutex Holdco has assumed in the Merger and subsequently entered into guarantees of finance lease obligations of each of the Hospital Subsidiaries and mortgage debt of Real Estate Entities affiliated with Dr. Vo, the Company’s chairman and Chief Executive Officer.

The term loans and lease and mortgage loan guarantees require us to comply with a number of financial and other obligations, which include maintaining debt service coverage and leverage ratios and maintaining insurance coverage, and may impose significant operating and financial restrictions on us, including restrictions on our ability to take actions that may be in our interests. These obligations may limit our flexibility in our operations, and breaches of these obligations could result in defaults under the term loans or guarantees, even if we had satisfied our payment obligations. Moreover, if we defaulted on these obligations, creditors having security interests over the hospital assets or real estate assets could exercise various remedies, including foreclosing on and selling our assets or the real estate assets underlying our hospitals. Unless waived by creditors, for which no assurance can be given, defaulting on these obligations could result in a material adverse effect on our financial condition and ability to continue our operations.

The arrangements we have with our VIEs are not as secure as direct ownership of such entities.

Because of corporate practice of medicine laws, we entered into contractual arrangements to manage certain affiliated physician practice groups or independent physician associations, which allow us to consolidate those groups for financial reporting purposes. We do not have direct ownership interests in any of our VIEs and are not able to exercise rights as an equity holder to directly change the members of the boards of directors of these entities so as to affect changes at the management and operational level. Under our arrangements with our VIEs, we must rely on their equity holders to exercise our control over the entities. If our affiliated entities or their equity holders fail to perform as expected, we may have to incur substantial costs and expend additional resources to enforce such arrangements.

Any failure by our affiliated entities or their owners to perform their obligations under their agreements with us would have a material adverse effect on our business, results of operations and financial condition.

Our affiliated physician practice groups are owned by individual physicians who could die, become incapacitated, or become no longer affiliated with us. Although our Management Services Agreements (MSAs) with these affiliates provide that they will be binding on successors of current owners, as the successors are not parties to the MSAs, it is uncertain in case of the death, bankruptcy, or divorce of a current owner whether their successors would be subject to such MSAs.

If there is a change in accounting principles or the interpretation thereof affecting consolidation of VIEs, it could impact our consolidation of total revenues derived from our affiliated physician groups.

Our financial statements are consolidated and include the accounts of our majority-wholly owned AHP subsidiary, non-owned affiliated physician groups and real estate entities that each is a VIE, which consolidation is effectuated in accordance with applicable accounting rules promulgated by the Financial Accounting Standards Board (“FASB”). Such accounting rules require that, under some circumstances, the VIE consolidation model be applied when a reporting enterprise holds a variable interest (e.g., equity interests, debt obligations, certain management, and service contracts) in a legal entity. Under this model, an enterprise must assess the entity in which it holds a variable interest to determine whether it meets the criteria to be consolidated as a VIE. If the entity is a VIE, the consolidation framework next identifies the party, if one exists, that possesses a controlling financial interest in the VIE, and then requires that party to consolidate as the primary beneficiary. An enterprise’s determination of whether it has a controlling financial interest in a VIE requires that a qualitative determination be made and is not solely based on voting rights. If an enterprise determines the entity in which it holds a variable interest is not subject to the VIE consolidation model, the enterprise should apply the traditional voting control model which focuses on voting rights.

21

In our case, the VIE consolidation model applies to our controlled, but not owned, physician-affiliated entities including our IPA and PLLCs. Our determination regarding the consolidation of our affiliates, however, could be challenged, which could have a material adverse effect on our operations. In addition, in the event of a change in accounting rules or FASB’s interpretations thereof, or if there were an adverse determination by a regulatory agency or a court or a change in state or federal law relating to the ability to maintain present agreements or arrangements with our affiliated physician group, we may not be permitted to continue to consolidate the revenues of our VIE.

Risk related to our Population Health Management Division

New physicians and other providers must be properly enrolled in governmental healthcare programs before we can receive reimbursement for their services, and there may be delays in the enrolment process.

Each time a new physician joins us or our affiliated IPA groups, we must enroll the physician under our applicable group identification number for Medicare and Medicaid programs and for certain managed care and private insurance programs before we can receive reimbursement for services the physician renders to beneficiaries of those programs. The estimated time to receive approval for the enrollment is sometimes difficult to predict and, in recent years, the Medicare program carriers often have not issued these numbers to our affiliated physicians in a timely manner. These practices result in delayed reimbursement that may adversely affect our cash flows.

We may have difficulty collecting payments from third-party payors in a timely manner.

We derive significant revenue from third-party payors, and delays in payment or refunds to payors may adversely impact our net revenue. We assume the financial risks relating to uncollectible and delayed payments. In particular, we rely on some key governmental payors. Governmental payors typically pay on a more extended payment cycle, which could require us to incur substantial expenses prior to receiving corresponding payments. In the current healthcare environment, as payors continue to control expenditures for healthcare services, including through revising their coverage and reimbursement policies, we may continue to experience difficulties in collecting payments from payors that may seek to reduce or delay such payments. If we are not timely paid in full or if we need to refund some payments, our revenues, cash flows, and financial condition could be adversely affected.

Decreases in payor rates could adversely affect us.

Decreases in payor rates, either prospectively or retroactively, could have a significant adverse effect on our revenues, cash flows, and results of operations.

Federal and state laws may limit our ability to collect monies owed by patients.

We use third-party collection agencies whom we do not control to collect from patients any co-payments and other payments for services that our physicians provide. The federal Fair Debt Collection Practices Act of 1977 (the “FDCPA”) restricts the methods that third-party collection companies may use to contact and seek payment from consumer debtors regarding past due accounts. State laws vary with respect to debt collection practices, although most state requirements are similar to those under the FDCPA. Therefore, such agencies may not be successful in collecting payments owed to us and our affiliated physician groups. If practices of collection agencies utilized by us are inconsistent with these standards, we may be subject to actual damages and penalties. These factors and events could have a material adverse effect on our business, results of operations, and financial condition.

22

We have established reserves for our potential medical claim losses, which are subject to inherent uncertainties, and a deficiency in the established reserves may lead to a reduction in our assets or net incomes.

We establish reserves for estimated Insured but Not Reported (IBNR) claims. IBNR estimates are developed using actuarial methods and are based on many variables, including the utilization of healthcare services, historical payment patterns, cost trends, product mix, seasonality, changes in membership, and other factors. The estimation methods and the resulting reserves are periodically reviewed and updated.

Many of our contracts are complex in nature and may be subject to differing interpretations regarding amounts due for the provision of various services. Such interpretations may not come to light until a substantial period of time has passed. The inherent difficulty in interpreting contracts and estimating necessary reserves could result in significant fluctuations in our estimates from period to period. Our actual losses and related expenses therefore may differ, even substantially, from the reserve estimates reflected in our financial statements. If actual claims exceed our estimated reserves, we may be required to increase reserves, which would lead to a reduction in our assets or net income.

We do not have a Knox-Keene license.

The Knox-Keene Health Care Service Plan Act of 1975 was passed by the California State Legislature to regulate California managed care plans and is currently administered by the California Department of Managed Healthcare (DMHC). A Knox-Keene Act license is required to operate a healthcare service plan, e.g., an HMO, or an organization that accepts global risk, i.e., accepts full risk for a patient population, including risk related to institutional services, e.g., hospital, and professional services. Applying for and obtaining such a license is a time consuming and detail-oriented undertaking. We currently do not hold any Knox-Keene license. If the DMHC were to determine that we have been inappropriately taking risk for institutional and professional services as a result of our various hospital and physician arrangements without having any Knox-Keene license or applicable regulatory exemption, we may be required to obtain a Knox-Keene license and could be subject to civil and criminal liability, any of which could have a material adverse effect on our business, results of operations, and financial condition.

A Knox-Keene Act license or exemption from licensure, where applicable, is required to operate a healthcare service plan, e.g., an HMO, or an organization that accepts global risk, i.e., accepts full risk for a patient population, including risk related to institutional services, e.g., hospital, and professional services.

If our affiliated physician group is not able to satisfy California financial solvency regulations, they could become subject to sanctions and their ability to do business in California could be limited or terminated.

The DMHC has instituted financial solvency regulations. The regulations are intended to provide a formal mechanism for monitoring the financial solvency of a RBO in California, including capitated physician groups. Under current DMHC regulations, our affiliated physician groups, as applicable, are required to, among other things:

•	Maintain, at all times, a minimum “cash-to-claims ratio” (which means the organization’s cash, marketable securities, and certain qualified receivables, divided by the organization’s total unpaid claims liability) of 0.75; and
•	Submit periodic reports to the DMHC containing various data and attestations regarding their performance and financial solvency, including IBNR calculations and documentation and attestations as to whether or not the organization (i) was in compliance with the “Knox-Keene Act” requirements related to claims payment timeliness, (ii) had maintained positive tangible net equity (“TNE”), and (iii) had maintained positive working capital.

In the event that a physician group is not in compliance with any of the above criteria, it would be required to describe in a report submitted to the DMHC the reasons for non-compliance and actions to be taken to bring it into compliance. Under such regulations, the DMHC can also make some of the information contained in the reports, public, including, but not limited to, whether or not a particular physician organization met each of the criteria. In the event any of our affiliated physician groups are not able to meet certain of the financial solvency requirements, and fail to meet subsequent corrective action plans, it could be subject to sanctions, or limitations on, or removal of, its ability to do business in California. There can be no assurance that our affiliated physician group, such as our IPA, will remain in compliance with DMHC requirements or be able to timely and adequately rectify non-compliance. To the extent that we need to provide additional capital to our affiliated physician group in the future in order to comply with DMHC regulations, we would have less cash available for other parts of our operations.

23

Primary care physicians may seek to affiliate with our and our competitors’ IPAs at the same time.

It is common in the medical services industry for primary care physicians to be affiliated with multiple IPAs. Our affiliated IPA therefore may enter into agreements with physicians who are also affiliated with our competitors. However, some of our competitors at times have agreements with physicians that require the physician to provide exclusive services. Our affiliated IPA often has no knowledge, and no way of knowing, whether a physician is subject to an exclusivity agreement without being informed by the physician. Competitors could initiate lawsuits against us alleging in part interference with such exclusivity arrangements. An adverse outcome from any such lawsuit could adversely affect our business, cash flows and financial condition.

If we inadvertently employ or contract with an excluded person, we may face government sanctions.

Individuals and entities can be excluded from participating in the Medicare and Medicaid programs for violating certain laws and regulations, or for other reasons such as the loss of a license in any state, even if the person retains other licensure. This means that the excluded person and others are prohibited from receiving payments for such person’s services rendered to Medicare or Medicaid beneficiaries, and if the excluded person is a physician, all services ordered (not just provided) by such physician are also non-covered and non-payable. Entities that employ or contract with excluded individuals are prohibited from billing the Medicare or Medicaid programs for the excluded individual’s services and are subject to civil penalties if it does. The U.S. Department of Health and Human Services Office of the Inspector General maintains a list of excluded persons. Although we have instituted policies and procedures to minimize such risks, there can be no assurance that we will not inadvertently hire or contract with an excluded person, or that our employees or contracts will not become excluded in the future without our knowledge. If this occurs, we may be subject to substantial repayments and civil penalties which could adversely affect our business, cash flows, and financial condition.

We could incur substantial costs in protecting or defending our intellectual property rights, and any failure to protect our intellectual property could adversely affect our business, results of operations and financial condition.

Our success depends, in part, on our ability to protect our brand and the proprietary methods and our Population Health Management Platform and other technologies that we develop under patent and other intellectual property laws of the United States and foreign jurisdictions so that we can prevent others from using our inventions and proprietary information. The particular forms of intellectual property protection that we seek, or our business decisions about when to file patent applications and trademark applications, may not be adequate to protect our business. We could be required to spend significant resources to monitor and protect our intellectual property rights. Litigation may be necessary in the future to enforce our intellectual property rights, determine the validity and scope of our proprietary rights or those of others, or defend against claims of infringement or invalidity. Such litigation could be costly, time-consuming and distracting to management, result in a diversion of significant resources, lead to the narrowing or invalidation of portions of our intellectual property and have an adverse effect on our business, results of operations and financial condition. Our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights or alleging that we infringe the counterclaimant’s own intellectual property. Any of our patents, patent applications, copyrights, trademarks or other intellectual property rights could be challenged by others or invalidated through administrative process or litigation.

We expect to also rely, in part, on confidentiality agreements with our business partners, employees, consultants, advisors, customers and others in our efforts to protect our proprietary technology, processes and methods. These agreements may not effectively prevent disclosure of our confidential information, and it may be possible for unauthorized parties to copy our software or other proprietary technology or information, or to develop similar software independently without our having an adequate remedy for unauthorized use or disclosure of our confidential information. In addition, others may independently discover our trade secrets and proprietary information, and in these cases, we would not be able to assert any trade secret rights against those parties. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and the failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

24

In addition, the laws of some countries do not protect intellectual property and other proprietary rights to the same extent as the laws of the United States. To the extent we expand our international activities, our exposure to unauthorized copying, transfer and use of our proprietary technology or information may increase.

Our means of protecting our intellectual property and proprietary rights may not be adequate or our competitors could independently develop similar technology. If we fail to meaningfully protect our intellectual property and proprietary rights, our business, results of operations and financial condition could be adversely affected.

Assertions by third parties of infringement or other violations by us of their intellectual property rights could result in significant costs and harm our business and operating results.

Our success depends upon our ability to refrain from infringing upon the intellectual property rights of others. Some companies, including some of our competitors, own large numbers of patents, copyrights and trademarks, which they may use to assert claims against us. As we grow and enter new markets, we will face a growing number of competitors. As the number of competitors in our industry grows and the functionality of products in different industry segments overlaps, we expect that software and other solutions in our industry may be subject to such claims by third parties. Third parties may in the future assert claims of infringement, misappropriation or other violations of intellectual property rights against us. We cannot assure you that infringement claims will not be asserted against us in the future, or that, if asserted, any infringement claim will be successfully defended. A successful claim against us could require that we pay substantial damages or ongoing royalty payments, prevent us from offering our services, or require that we comply with other unfavorable terms. We may also be obligated to indemnify our customers or business partners or pay substantial settlement costs, including royalty payments, in connection with any such claim or litigation and to obtain licenses, modify applications or refund fees, which could be costly. Even if we were to prevail in such a dispute, any litigation regarding our intellectual property could be costly and time-consuming and divert the attention of our management and key personnel from our business operations.

The information that we expect to provide to our clients could be inaccurate or incomplete, which could harm our business reputation, financial condition, and results of operations.

We expect to aggregate, process, and analyze healthcare-related data and information for use by our clients. Because data in the healthcare industry is fragmented in origin, inconsistent in format, and often incomplete, the overall quality of data received or accessed in the healthcare industry is often poor, the degree or amount of data which is knowingly or unknowingly absent or omitted can be material, and we frequently discover data issues and errors during our data integrity checks. If the analytical data that we expect to provide to our clients are based on incorrect or incomplete data or if we make mistakes in the capture, input, or analysis of these data, our reputation may suffer and our ability to attract and retain clients may be materially harmed.

In addition, we expect to assist our clients with the management and submission of data to governmental entities, including CMS. These processes and submissions are governed by complex data processing and validation policies and regulations. If we fail to abide by such policies or submit incorrect or incomplete data, we may be exposed to liability to a client, court, or government agency that concludes that our storage, handling, submission, delivery, or display of health information or other data was wrongful or erroneous.

Our proprietary applications may not operate properly, which could damage our reputation, give rise to a variety of claims against us, or divert our resources from other purposes, any of which could harm our business and operating results.

Proprietary software and application development is time-consuming, expensive, and complex, and may involve unforeseen difficulties. We may encounter technical obstacles, and it is possible that we discover additional problems that prevent our proprietary applications from operating properly. If our applications and services do not function reliably or fail to achieve client expectations in terms of performance, clients could assert liability claims against us and attempt to cancel their contracts with us. Moreover, material performance problems, defects, or errors in our existing or new applications and services may arise in the future and may result from, among other things, the lack of interoperability of our applications with systems and data that we did not develop and the function of which is outside of our control or undetected in our testing. Defects or errors in our applications might discourage existing or potential clients from purchasing services from us. Correction of defects or errors could prove to be time consuming, costly, impossible, or impracticable. The existence of errors or defects in our applications and the correction of such errors could divert our resources from other matters relating to our business, damage our reputation, increase our costs, and have a material adverse effect on our business, financial condition, and results of operations.

25

Risks Related to Our Legal and Regulatory Environment

We conduct business in a heavily regulated industry and if we fail to adhere to all of the complex government laws and regulations that apply to our business, we could incur fines or penalties or be required to make changes to our operations or experience adverse publicity, any or all of which could have a material adverse effect on our business, results of operations, financial condition, cash flows, and reputation.

The U.S. healthcare industry is heavily regulated and closely scrutinized by federal, state and local governments. Comprehensive statutes and regulations govern the manner in which we provide and bill for services and collect reimbursement from governmental programs and private payors, our contractual relationships and arrangements with healthcare providers and vendors, our marketing activities and other aspects of our operations. Of particular importance are:

•	the federal Anti-Kickback Statute, or the AKS, which prohibits the knowing and willful offer, payment, solicitation or receipt of any bribe, kickback, rebate or other remuneration for referring an individual, in return for ordering, leasing, purchasing or recommending or arranging for or to induce the referral of an individual or the ordering, purchasing or leasing of items or services covered, in whole or in part, by any federal healthcare program, such as Medicare and Medicaid. Although there are several statutory exceptions and regulatory safe harbors protecting certain common activities from prosecution, the exceptions and safe harbors are drawn narrowly. By way of example, the AKS safe harbor for value-based arrangements requires, among other things, that the arrangement does not induce a person or entity to reduce or limit medically necessary items or services furnished to any patient. Failure to meet the requirements of a safe harbor, however, does not render an arrangement illegal, although such arrangements may be subject to greater scrutiny by government authorities. Further, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation;
•	the federal physician self-referral law, or the Stark Law, which, subject to limited exceptions, prohibits physicians from referring Medicare or Medicaid patients to an entity for the provision of certain designated health services, or DHS, if the physician or a member of such physician’s immediate family has a direct or indirect financial relationship (including an ownership interest or a compensation arrangement) with the entity, and prohibits the entity from billing Medicare or Medicaid for such DHS;
•	the federal False Claims Act, or the FCA, which imposes civil and criminal liability on individuals or entities that knowingly submit false or fraudulent claims for payment to the government or knowingly make, or cause to be made, a false statement in order to have a false claim paid, including qui tam or whistleblower suits. There are many potential bases for liability under the FCA. The government has used the FCA to prosecute Medicare and other government healthcare program fraud such as coding errors, billing for services not provided, and providing care that is not medically necessary or that is substandard in quality. In addition, we could be held liable under the FCA if we are deemed to “cause” the submission of false or fraudulent claims by, for example, providing inaccurate billing, coding or risk adjustment information to our physician partners through Provider Portal and Analytic Management Tools, respectively. The government may also assert that a claim including items or services resulting from a violation of the AKS or Stark Law constitutes a false or fraudulent claim for purposes of the FCA;
•	the Civil Monetary Penalties Statute, which prohibits, among other things, an individual or entity from offering remuneration to a federal healthcare program beneficiary that the individual or entity knows or should know is likely to influence the beneficiary to order or receive healthcare items or services from a particular provider;
•	the criminal healthcare fraud provisions of HIPAA and related rules that prohibit knowingly and willfully executing a scheme or artifice to defraud any healthcare benefit program or falsifying, concealing or covering up a material fact or making any material false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. Similar to the AKS, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation;
26

•	reassignment of payment rules that prohibit certain types of billing and collection practices in connection with claims payable by the Medicare or Medicaid programs;
•	similar state law provisions pertaining to anti-kickback, self-referral and false claims issues, some of which may apply to items or services reimbursed by any payor, including patients and commercial insurers;
•	laws that regulate debt collection practices;
•	a provision of the Social Security Act that imposes criminal penalties on healthcare providers who fail to disclose, or refund known overpayments;
•	federal and state laws that prohibit providers from billing and receiving payment from Medicare and Medicaid for services unless the services are medically necessary, adequately and accurately documented, and billed using codes that accurately reflect the type and level of services rendered; and
•	federal and state laws pertaining to the provision of services by nurse practitioners and physician assistants in certain settings, physician supervision of those services, and reimbursement requirements that depend on the types of services provided and documented and relationships between physician supervisors and nurse practitioners and physician assistants.

The laws and regulations in these areas are complex, changing and often subject to varying interpretations. As a result, there is no guarantee that a government authority will find that we or our partner physicians or other healthcare professionals are in compliance with all such laws and regulations that apply to our business. Further, because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of the business activities undertaken by us or our partner physicians or other healthcare professionals could be subject to challenge under one or more of these laws, including, without limitation, our patient assistance programs that waive or reduce the patient’s obligation to pay copayments, coinsurance or deductible amounts owed for the services we provide to them if they meet certain financial need criteria. If our operations are found to be in violation of any of such laws or any other governmental regulations that apply, we may be subject to significant penalties, including, without limitation, administrative, civil and criminal penalties, damages, fines, disgorgement, the curtailment or restructuring of operations, integrity oversight and reporting obligations, exclusion from participation in federal and state healthcare programs and imprisonment. In addition, any action against us or our partner physicians or other physician partners for violation of these laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management’s attention from the operation of our business and result in adverse publicity, or otherwise experience a material adverse impact on our business, results of operations, financial condition, cash flows, reputation as a result.

If any of our hospitals lose their regulatory licenses, permits and/or registrations, as applicable, or become ineligible to receive reimbursement from third-party payors, there may be a material adverse effect on our business, financial condition, cash flows, or results of operations.

The operations of our hospitals through partner physicians and other healthcare professionals are subject to extensive federal, state and local regulation relating to, among other things, the adequacy of medical care, equipment, personnel, operating policies and procedures and proof of financial ability to operate. Our hospitals and partner physicians and other healthcare professionals are also subject to extensive laws and regulation relating to facility and professional licensure, conduct of operations, including financial relationships among healthcare providers, Medicare, Medicaid and state fraud and abuse and physician self-referrals, and maintaining updates to our and our partner physicians’ and other healthcare professionals’ enrollment in the Medicare and Medicaid programs, including addition of new hospital locations, providers and other enrollment information. Our hospitals are subject to periodic inspection by licensing authorities to assure their continued compliance with these various standards. There can be no assurance that these regulatory authorities will determine that all applicable requirements are fully met at any given time. Should any of our hospitals be found to be noncompliant with these requirements, we could be assessed fines and penalties, could be required to refund reimbursement amounts or could lose our licensure or Medicare and/or Medicaid certification so that we or our partner physicians and other healthcare professionals are unable to receive reimbursement from such programs and possibly from other third-party payors, any of which could materially adversely affect our business, financial condition, cash flows or results of operations.

27

If our arrangements with our partner physicians and other physician partners are found to constitute the improper rendering of medical services or fee splitting under applicable state laws, our business, financial condition and our ability to operate in those states could be adversely impacted.

Our contractual relationships with our partner physicians may implicate certain state laws that generally prohibit non-professional entities from providing licensed medical services or exercising control over licensed physicians or other healthcare professionals (such activities generally referred to as the “corporate practice of medicine”) or engaging in certain practices such as fee-splitting with such licensed professionals. The interpretation and enforcement of these laws vary significantly from state to state. There can be no assurance that these laws will be interpreted in a manner consistent with our practices or that other laws or regulations will not be enacted in the future that could have a material and adverse effect on our business, financial condition and results of operations. Regulatory authorities, state boards of medicine, state attorneys general and other parties may assert that, despite the agreements through which we operate, we are engaged in the provision of medical services and/or that our arrangements with our physician partners constitute unlawful fee-splitting. If a jurisdiction’s prohibition on the corporate practice of medicine or fee-splitting is interpreted in a manner that is inconsistent with our practices, we would be required to restructure or terminate our arrangements with our physician partners to bring our activities into compliance with such laws. A determination of non-compliance, or the termination of or failure to successfully restructure these relationships could result in disciplinary action, penalties, damages, fines, and/or a loss of revenue, any of which could have a material and adverse effect on our business, financial condition and results of operations. State corporate practice and fee-splitting prohibitions also often impose penalties on healthcare professionals for aiding in the improper rendering of professional services, which could discourage physicians and other healthcare professionals from providing clinical services to our hospitals.

We face inspections, reviews, audits and investigations under federal and state government programs and contracts. These audits could have adverse findings that may negatively affect our business, including our results of operations, liquidity, financial condition and reputation.

As a result of our participation in the Medicare and Medicaid programs, we are subject to various governmental inspections, reviews, audits and investigations to verify our compliance with these programs and applicable laws and regulations. Other third-party payors may also reserve the right to conduct audits. We also periodically conduct internal audits and reviews of our regulatory compliance. An adverse inspection, review, audit or investigation could result in:

•	refunding amounts we have been paid pursuant to the Medicare or Medicaid programs or from payors;
•	state or federal agencies imposing fines, penalties and other sanctions on us;
•	temporary suspension of payment for new patients to the facility or agency;
•	decertification or exclusion from participation in the Medicare or Medicaid programs or one or more payor networks;
•	self-disclosure of violations to applicable regulatory authorities;
•	damage to our reputation;
•	the revocation of a facility’s or agency’s license;
•	criminal penalties;
•	a corporate integrity agreement with HHS’ Office of Inspector General; and
•	loss of certain rights under, or termination of, our contracts with payors.

If adverse inspections, reviews, audits or investigations occur and any of the results noted above occur, it could have a material adverse effect on our business and operating results. Furthermore, the legal, document production and other costs associated with complying with these inspections, reviews, audits or investigations could be significant.

28

The impact on us of recent healthcare legislation and other changes in the healthcare industry and in healthcare spending is currently unknown, but may adversely affect our business, financial condition and results of operations.

The impact on us of healthcare reform legislation and other changes in the healthcare industry and in healthcare spending is currently unknown, but may adversely affect our business, financial condition and results of operations. Our revenue is dependent on the healthcare industry and could be affected by changes in healthcare spending, reimbursement and policy. The healthcare industry is subject to changing political, regulatory and other influences.

On January 1, 2022, the NSA and the associated HHS interim final rule becoming effective. As a result, through the second quarter of 2022, we experienced a significant decline in collections of patient claims for emergency services and have had only limited success at achieving collections higher than the established qualifying payment amount, which is the median in-network contracted rate for the same insurance market. Since we cannot predict the outcome of numerous legal challenges and whether the final rule to be adopted by HHS will make the independent dispute resolution process more favorable to us, any sustained decline in the collections we receive for our emergency services could have a material adverse effect on our operations and financial performance and may negatively affect the trading value of our Common Stock.

In addition, the ACA, which was enacted in 2010, made major changes in how healthcare is delivered and reimbursed, and it increased access to health insurance benefits to the uninsured and underinsured populations of the United States. Since its enactment, there have been judicial, executive and Congressional challenges to certain aspects of the ACA. On June 17, 2021, the U.S. Supreme Court dismissed the most recent judicial challenge to the ACA brought by several states without specifically ruling on the constitutionality of the ACA. Prior to the Supreme Court’s decision, President Biden issued an executive order initiating a special enrollment period from February 15, 2021 through August 15, 2021 for purposes of obtaining health insurance coverage through the ACA marketplace. The executive order also instructed certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare. It is unclear how other healthcare reform measures enacted by Congress or implemented by the Biden administration or other challenges to the ACA, if any, will impact the ACA or our business.

Other legislative changes have been proposed and adopted since the ACA was enacted. These changes include aggregate reductions to Medicare payments to providers of 2% per fiscal year, which began in 2013 and will remain in effect through 2030, with the exception of a temporary suspension from May 1, 2020 through December 31, 2021, unless additional Congressional action is taken. In January 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several types of providers, including hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. New laws may result in additional reductions in Medicare and other healthcare funding, which may materially adversely affect consumer demand and affordability for our products and services and, accordingly, the results of our financial operations. Additional changes that may affect our business include the expansion of new programs such as Medicare payment for performance initiatives for physicians under the Medicare Access and CHIP Reauthorization Act of 2015, or MACRA, which first affected physician payment in 2019. At this time, it is unclear how the introduction of the Medicare quality payment program will impact overall physician reimbursement.

Such changes in the regulatory environment may also result in changes to our payer mix that may affect our operations and revenue. In addition, certain provisions of the ACA authorize voluntary demonstration projects, which include the development of bundling payments for acute, inpatient hospital services, physician services and post-acute services for episodes of hospital care. Further, the ACA may adversely affect payors by increasing medical costs generally, which could have an effect on the industry and potentially impact our business and revenue as payors seek to offset these increases by reducing costs in other areas.

Uncertainty regarding future amendments to the ACA as well as new legislative proposals to reform healthcare and government insurance programs, along with the trend toward managed healthcare in the United States, could result in reduced demand and prices for our services. We expect that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments and other third-party payers will pay for healthcare products and services, which could adversely affect our business, financial condition and results of operations.

29

Risks Related to Our Common Stock

An active, liquid trading market for the Company’s Common Stock may not be sustained.

The Company may not be able to maintain an active trading market for its Common Stock on NASDAQ or any other exchange in the future. If an active market for the Common Stock is not maintained after the Merger, or if the Company fails to satisfy the continued listing standards of NASDAQ for any reason and its securities are delisted, it may be difficult for the Company’s securityholders to sell their securities without depressing the market price for the securities or at all. An inactive trading market may also impair the Company’s ability to both raise capital by selling shares of capital stock, attract and motivate employees through equity incentive awards and acquire other companies, products, or technologies by using shares of capital stock as consideration.

There can be no assurance that will be able to comply with the continued listing standards of Nasdaq.

If Nasdaq delists our Common Stock from trading on its exchange for failure to meet the listing standards, we could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;
•	reduced liquidity for our securities;
•	a determination that our Common Stock is a “penny stock,” which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
•	a limited amount of news and analyst coverage; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

Anti-takeover provisions under Delaware law could make an acquisition of the Company, which may be beneficial to the stockholders of the Company, more difficult and may prevent attempts by the stockholders to replace or remove management.

We are subject to the anti-takeover provisions of the Delaware General Corporation Law (“DGCL”), including Section 203. Under these provisions, if anyone becomes an “interested stockholder,” the Company may not enter into a “business combination” with that person for three years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change of control. For purposes of Section 203 of the DGCL, “interested stockholder” means, generally, someone owning 15% or more of the Company’s outstanding voting stock or an affiliate of the Company that owned 15% or more of the Company’s outstanding voting stock during the past three years, subject to certain exceptions as described in Section 203 of the DGCL. As such, Section 203 of the DGCL could prohibit or delay mergers or a change in control and may discourage attempts by other companies to acquire the Company.

Additionally, certain provisions in our Charter, such as advance notice provisions for matters to be included in the proxy statement for annual meetings, could make it more difficult for a third party to acquire control of us, even if such change in control would be beneficial to our stockholders.

30

General Risk Factors

Because we have no current plans to pay cash dividends on our Common Stock for the foreseeable future, you may not receive any return on investment unless you sell your Common Stock for a price greater than that which you paid for it.

We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to declare dividends may be limited by restrictive covenants contained in any existing or future indebtedness. As a result, you may not receive any return on an investment in our Common Stock unless you sell your Common Stock for a price greater than that which you paid for it.

The market price and trading volume of our Common Stock may be volatile and could decline significantly.

Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market, or political conditions, could reduce the market price of our Common Stock in spite of our operating performance, which may limit or prevent investors from readily selling their Common Stock and may otherwise negatively affect the liquidity of the Common Stock. There can be no assurance that the market price of Common Stock will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;
•	changes in the market’s expectations about our operating results;
•	success of competitors;
•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;
•	changes in financial estimates and recommendations by securities analysts concerning us or the health population management industry in general;
•	operating and stock price performance of other companies that investors deem comparable to us;
•	our ability to market new and enhanced products on a timely basis;
•	changes in laws and regulations affecting our business;
•	our ability to meet compliance requirements;
•	commencement of, or involvement in, litigation involving us;
•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;
•	the volume of shares of our Common Stock available for public sale;
•	any major change in our board of directors or management;
•	sales of substantial amounts of Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and
•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

The stock market in general, and Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial condition or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

31

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the price and trading volume of our securities could decline.

The trading market for our securities depends in part on the research and reports that securities or industry analysts publish about us or our business. We will not control these analysts, and the analysts who publish information about us may have relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. If few or no securities or industry analysts cover us, the trading price for our securities would be negatively impacted. If one or more of the analysts who covers us downgrades our securities, publishes incorrect or unfavorable research about us, ceases coverage of us, or fails to publish reports on us regularly, demand for and visibility of our securities could decrease, which could cause the price or trading volumes of our securities to decline.

We will continue to incur significantly increased costs and devote substantial management time as a result of operating as a public company.

As a public company, we will continue to incur significant legal, accounting and other expenses. For example, we are subject to the reporting requirements of the Exchange Act and are required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations of the SEC and Nasdaq, including the establishment and maintenance of effective disclosure and financial controls, corporate governance requirements and required filings of annual, quarterly and current reports with respect to our business and results of operations. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our results of operations or cause us to fail to meet our reporting obligations. We expect that continued compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. In particular, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, which will increase when we are no longer an emerging growth company. We are in the process of hiring additional legal and accounting personnel and may in future need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge and may need to establish an internal audit function.

We also expect that being a public company will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. This could also make it more difficult for us to attract and retain qualified people to serve on our board of directors, board committees or as executive officers.

We are obligated to develop and maintain proper and effective internal control over financial reporting in order to comply with Section 404 of the Sarbanes-Oxley Act. We may not complete our analysis of our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in us and, as a result, adversely affect the value of our Common Stock.

We are required by Section 404 of the Sarbanes-Oxley Act to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting in our annual report. The process of designing and implementing internal control over financial reporting required to comply with this requirement will be time-consuming, costly and complicated. If during the evaluation and testing process we identify one or more other material weaknesses in our internal control over financial reporting or determine that existing material weaknesses have not been remediated, our management will be unable to assert that our internal control over financial reporting is effective. See “—We have identified material weaknesses in our internal control over financial reporting. If our internal control over financial reporting is not effective, we may not be able to accurately report our financial results or file our periodic reports in a timely manner, which may cause adverse effects on our business and may cause investors to lose confidence in our reported financial information and may lead to a decline in the price of our Common Stock.” In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

Even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm may issue a report that is qualified if it is not satisfied with the our controls or the level at which our controls are documented, designed, operated or reviewed.

We cannot be certain as to the timing of completion of our evaluation, testing and any remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner or with adequate compliance, our independent registered public accounting firm may issue an adverse opinion due to ineffective internal controls over financial reporting, and we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, we may be required to incur costs in improving our internal control system and the hiring of additional personnel. Any such action could negatively affect our results of operations and cash flows.

32

USE OF PROCEEDS

All of the securities offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, and fees and expenses of our counsel and our independent registered public accounting firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of the Common Stock by:

•	each person known by the Company to be the beneficial owner of more than 5% of the shares of the Company’s Common Stock;
•	each of the Company’s named executive officers and directors; and
•	all officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the Commission, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of September 30, 2022. The beneficial ownership of our voting Common Stock is based on 649,770,069 shares of Common Stock outstanding as of September 30, 2022. The beneficial ownership percentages set forth below do not take into account shares of Common Stock reserved for issuance under the Incentive Plan.

Except as described above and unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

33

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Micro Hospital Holding LLC (1)	267,322,776	41.14%
Premier Macy Management Holdings, LLC(2)	42,134,210	6.48%
Michael L. Chang, Chief Medical Officer	12,008,523	1.85%
Warren Hosseinion, President and Director (3)	2,970,565	*
Mitchell Creem, Director (4)	365,074	*
Cheryl Y. Grenas, Director (5)	19,280	*
Michael L. Reed, Director (6)	21,208	*
John J. Waters, Director (7)	530,171	*
Jon C. Bates, CFO	―	*
Elisa Luqman, Chief Legal Officer (SEC) and Secretary (8)	679,976	*
Pamela W. Montgomery, Chief Legal Officer (Healthcare)	―	*
C. Denise Pufal, COO	―	*
Lawrence Schimmel, Chief Medical Information Officer (9)	499,732	*
Executive Officers and Directors as a Group	327,208,619	50.36%

*Less than 1%

(1)  Micro Hospital Holding LLC (“MHH”) is the direct beneficial owner of 267,322,776 shares of Common Stock. Dr. Vo, the Chairman and Chief Executive Officer of the Company, as the 100% owner and sole manager of MHH, is deemed to be the indirect beneficial owner of such shares.

(2)  Premier Macy Management Holdings, LLC is the direct beneficial owner of 42,134,210 shares of Common Stock. Each of Dr. Young and Cynthia J. Young, as co-trustees of the First Amended & Restated Matthew Stephen Young & Cynthia Jane Young Joint Living Trust, the 99% owner of Macy GP LLC, the 100% owner of Premier Macy Management Holdings, LLC, can be deemed to be the indirect beneficial owners of the shares reported herein.

(3) Includes options to purchase 200,000 shares of the Common Stock at $1.50 per share, and options to purchase 600,000 shares of the Common Stock at $1.61 per share, options to purchase 2,100,000 shares of the Common Stock at $2.75 per share and a warrant to purchase 21,590 shares of the Common Stock at $6.67 per share.

(4)  Includes 10,604 shares of Restricted Stock granted April 1, 2022 and vesting 1/12th per month, options to purchase 10,120 shares of the Common Stock at $5.56 per share, options to purchase 75,000 shares of Common Stock at $1.50 per share, options to purchase 45,000 shares at $1.61 and options to acquire 182,000 shares of Common Stock at $2.75 per share.

(5)  Includes remaining 9,640 shares of Restricted Stock granted April 1, 2022 and vesting 1/12th per month.

(6)  Includes remaining 10,604 shares of Restricted Stock granted April 1, 2022 and vesting 1/12th per month.

(7)  Includes remaining 10,926 shares of Restricted Stock granted April 1, 2022 and vesting 1/12th per month, options to purchase, 102,800 shares of Common Stock at $1.50, 45,000 common shares at $1.61, per share, warrants to purchase 32,258 common shares at $1.55 per share and options to acquire 182,000 shares of Common Stock at $2.75 per share.

(8) Includes 1,370 shares of Common Stock held by Muhammad Luqman, Ms. Luqman’s husband, options to purchase 117,106 shares of the commons stock at $1.50 per share, options to purchase 400,000 shares of the Common Stock at $1.61 per share and options to purchase 150,000 shares of Common Stock at $2.75 per share.

(9) Includes options to purchase 6,288 shares of the Common Stock at $1.50 per share, options to purchase 30,000 shares of the Common Stock at $1.50 per share, and options to acquire 200,000 shares of Common Stock at $2.75 per share.

34

SELLING STOCKHOLDERS

This prospectus relates to the resale of 196,317,144 shares of Common Stock, including 500,000 shares of Common Stock issued to Apollo Medical Holdings, Inc. on April 12, 2022 in connection with an investment by Apollo Medical in the Company, and 195,817,144 shares of Common Stock issued to former holders of member interests of Nutex Holdco in connection with the consummation of the Merger, who elected to be included in this prospectus as Selling Stockholders. A contractual lockup agreement with respect to 197,597,237 of shares issued to former holders of member interests in Nutex Health Holdco LLC will expire on October 1, 2022, with the lockup for an additional one-third of the shares of Common Stock issued to former holders of member interests of Nutex Holdco expiring on April 1, 2023 and the lockup for the remaining one-third to expire on October 1, 2023.

The selling stockholders listed in the table below may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus. When we refer to the “selling stockholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the selling stockholders’ interest in the shares of Common Stock after the date of this prospectus.

The following tables set forth information concerning the shares of Common Stock that may be offered from time to time by each selling stockholder. The number of securities beneficially owned by each selling stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any securities as to which the individual or entity has sole or shared voting power or investment power. Percentage ownership is based on 649,770,069 shares of Common Stock outstanding as of September 30, 2022. In computing the number of securities beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of September 30, 2022 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless noted otherwise, the address of all listed selling stockholders is 6030 S. Rice Ave., Suite C., Houston, Texas 77081, c/o Corporate Secretary, Nutex Health Inc. Each of the selling stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the selling stockholder unless noted otherwise, subject to community property laws where applicable.

The following table sets forth certain information provided by or on behalf of the selling stockholders concerning the Common Stock that may be offered from time to time by each selling stockholder pursuant to this prospectus. The selling stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the selling stockholders, including regarding the identity of, and the securities held by, each selling stockholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. A selling stockholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

Except as noted below, all selling securityholders are former holders of member interests in Nutex Health Holdco LLC who received shares of Common Stock on April 1, 2022 in exchange for their contribution of member interests in Nutex Health Holdco LLC. We and our hospital facilities have financial and operating relationships with multiple Physician LLCs and Real Estate Entities owned by such former holders of member interests in Nutex Health Holdco LLC. Neither we nor our hospitals have a direct or indirect ownership interest in any of the Physician LLCs or Real Estate Entities. Except as noted below, the former holders of member interests in Nutex Health Holdco LLC are not deemed “affiliates” of the Company. There are no agreements among such holders with respect to the voting of the shares of Common Stock they own.

35

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering		Number of Shares Being Offered	Shares Beneficially Owned After the Offering(1)
	Number	Percentage		Number	Percentage
2GT, PLLC	392,465	*	130,822	261,643	*
7280 Holdings, LLC	159,263	*	53,088	106,175	*
A Dupont, M.D., PLLC	397,186	*	132,395	264,791	*
Adam Michael Glassman, MD	2,795,609	*	932,870	1,863,739	*
Aida Meza, M.D., P.A.	1,885,801	*	628,600	1,257,201	*
AJ Cina Emergency Medicine PLLC	2,331	*	777	1,554	*
ALS Holdings Series, LLC	1,935,973	*	645,324	1,290,649	*
Alucard, LLC	3,145,060	*	1,048,353	2,906,707	*
Apollo Medical Holdings, Inc. (2)	500,000	*	500,000	―	*
Asa Family Investments LP	9,679,867	1.49%	3,226,622	6,453,245	*
Ashmin Consulting, PLLC	385,932	*	128,644	257,288	*
Astra Assets, LLC	3,658,967	*	1,219,656	2,439,311	*
Barton Investments, LLC	19,230,764	2.96%	6,410,255	12,820,509	*
BE ULTRA LLC	6,056,896	*	2,018,965	4,037,931	*
Blue Horizon Health, LLC	575,848	*	191,949	383,899	*
BluMed Emergency Physicians, PLLC	5,539,640	*	1,846,547	3,693,093	*
Boke MD Medical Services, LLC	2,015,669	*	671,890	1,343,779	*
Box Family Revocable Trust	2,759,309	*	919,770	1,839,539	*
Bradley D Smith, MD, LLC	672	*	224	448	*
Brandon Fisher	97,466	*	324,489	64,977	*
Chad Gustin, M.D.	436,637	*	145,546	291,091	*
Charles F. Mason MD and Associates LLC	4,290,726	*	1,430,242	2,860,484	*
Copper Oaks Emergency Physicians, LLC	2,151	*	717	1,434	*
Covington Investment Group, LLC	22,415	*	7472	14,943	*
Craig Sheedy, M.D.	4,303	*	1434	2869	*
CVE Holdings, LLC	282,716	*	94,239	188,477	*
D. Baker Enterprises PA	109,159	*	36,386	72,773	*
Darnell Joint Revocable Trust	1,839,539	*	613,180	1,226,359	*
Darren Kay, M.D.	5,143,137	*	1,714,379	3,428,758	*
David Beran, D.O.	1,120	*	373	747	*
David Hailey	95,809	*	31,936	63,873	*
David Long, M.D.	575,848	*	191,949	383,899	*
Derek Detemple D.O.	4,534,488	*	1,511,496	3,022,992	*
Division One Emergency Services, Inc.	17,162,860	2.64%	5,720,953	11,441,907	*
Donald & Bami Carmane	49,004	*	16,335	32,669	*
DRMOM, LLC	4,707,743	*	1,569,248	3,138,495	*
Duckdive Holdings, LLC	3,145,060	*	1,048,353	2,096,707	*
Echange, LLC	530,881	*	176,960	353,921	*
Emergency Department Staffing Solutions, LLC	1,439,620	*	479,873	959,747	*
Emergency Medicine Provider	5,865,599	*	1,955,200	3,910,399	*
Erik I. Jacobson, M.D.	6,396,097	*	2,132,032	4,264,065	*
Everbright Assets, LLC	1,360,346	*	453,449	906,897	*
Family Medical Associates, PA	3,199,662	*	1,066,554	3,133,108	*
Ford Physicians Group, LLC	490,984	*	163,661	327,323	*
Gila River Health, LLC	5,857,292	*	1,952,431	3,904,861	*
Gilbert Adams, LLC	555,822	*	185,274	370,548	*
Giuffre Medical, LLC	2,241	*	747	1494	*
Hartig Enterprises, LLC	218,318	*	72,773	145,545	*
Hathorn Emergency Services, LLC	2,654,405	*	884,802	1,769,603	*
Healthcare Construction Management, LLC	287,924	*	95,975	191,949	*
Integrity FSED Investments, LLC	3,354,409	*	1,118,136	2,236,273	*
J. Muniz, M.D., PLLC	1,434	*	478	956	*
Jared Schreiner, M.D., LLC	818,695	*	272,898	545,797	*
JBS Fort Smith Hospital Investors, LP	358,655	*	119,552	239,103	*
JE Galbraith, LLC	3,220,304	*	1,073,435	2,146,869	*
Jeffrey Raines, D.O.	292,140	*	97,380	194,760	*
Jeffrey Whitacre, MD LLC	218,318	*	72,773	145,545	*
Jeremy Smith, D.O., PLLC	2,974,877	*	991,626	1,983,251	*
Jim Herrin, M.D.	654,956	*	218,319	436,637	*
JMNIV Meier Family Partner, LTD	8,405,929	1.29%	2,801,976	5,603,953	*
John Rosell MD PLLC	1,061,762	*	353,921	707,841	*
John Stepanek, D.O., P.C., INC.	3,138,495	*	1,046,165	2,092,330	*
JSTA Ventures, LLC	1,955,141	*	651,714	1,303,427	*
Kalche Healthcare, LLC	1,061,762	*	353,921	707,841	*
Kelvin Spears, M.D.	4,782,413	*	1,594,138	3,188,275	*
KG4JB 5578, PLLC	8,607	*	2,869	5,738	*
Kye Evans, D.O.	218,318	*	72,773	145,545	*
Kyle D. Peterson, MD, PA	14,410,772	2.22%	4,803,591	9,607,181	1.48%
Kyle Groom D.O.	6,396,097	*	2,132,032	4,264,065	*
Lake Pleasant Services, PLLC	43,038	*	14,346	28,692	*
MarcoMed, PLLC	3,392,745	*	1,130,915	2,261,830	*
Marcus Brown, M.D.	2,654,405	*	884,802	1,769,603	*
Mark R. Rucker, PLLC	4,303	*	1434	2869	*
Mark Rogers, M.D.	218,318	*	72,773	145,545	*
Marlene Morales Sanchez, M.D.	28,692	*	9,564	19,128	*
Martin Behnke, M.D.	1,650,076	*	550,025	1,100,051	*
MD Freeman, LLC	3,424,621	*	1,141,540	2,383,081	*
Melina Keithly, D.O.	218,318	*	72,773	145,545	*
Michael Chang, PLLC (3)	12,008,523	1.85%	4,002,841	8,005,682	1.23%
Micro Hospital Holding LLC (2)	267,322,776	41.14%	89,107,592	178,215,184	27.43%
Moffit Family Investments, LLC	2,123,524	*	707,841	1,415,683	*
Nexus Group Two, LLC	31,376	*	10,459	20,917	*
Nexus Group, LLC	4,534,488	*	1,511,496	3,022,992	*
PABPKB Enterprises, LLC	1,434	*	478	956	*
Paul Foster, D.O.	794,373	*	264,791	529,582	*
Piton Holdings, LLC	2,101,550	*	700,517	1,401,033	*
Premier Macy Management Holdings, LLC (5)	42,134,210	6.48%	14,044,737	28,089,473	4.32%
Reputation Emergency Hospitals PLLC	3,123,889	*	1,041,296	2,082,593	*
The Christopher Dennis Tarr Living Trust	5,043,720	*	1,682,240	3,362,480	*
Right on Hereford, LLC	31,376	*	10,459	20,917	*
Rob Moody	404,284	*	134,761	269,523	*
Robert W. Worden, D.O., PLLC	1,151,696	*	383,899	767,797	*
Roby Enterprises, LLC	932,965	*	310,988	621,977	*
RPH Medical Services PLLC	1,075	*	358	717	*
Russell Smith, M.D.	1,592,643	*	530,881	1,061,762	*
Sang Lee, D.O.	1,727,544	*	575,848	4,236,917	*
Scott R. Archer, M.D. Living Trust	2,759,309	*	919,770	1,839,539	*
Scott R. Samlan, LTD	4,822,426	*	1,607,475	3,214,951	*
Sieradzki Enterprise, LLC	3,782,790	*	1,260,930	2,521,860	*
Southern EM, INC.	2,759,309	*	919,770	1,839,539	*
STAT EM Healthcare, LLC	2,903,960	*	967,987	1,935,973	*
Stephen Nwodo, M.D.	2,388,965	*	796,322	1,592,643	*
Stephenson Medical PLLC	707,175	*	235,725	471,450	*
Steven B. Hoel, P.C.	1,650,076	*	550,025	1,100,051	*
Steven L. Fisher	97,466	*	32,489	64,997	*
Stites, PLLC	6,355,375	*	2,118,485	4,236,917	*
STM EM, PLLC	840,620	*	280,207	560,413	*
Stokes Emergency Medical Services, LLC	2,123,524	*	707,841	4,236,917	*
SWYCO Services, L.L.C.	1,061,762	*	353,921	707,841	*
Taylor Neff, M.D.	109,159	*	26,386	72,773	*
Ted Glassman, M.D.	838,063	*	279,354	558,709	*
Thai Nguyen	384,184	*	128,016	256,123	*
Thanh C. Cheng, M.D.	2,521,860	*	840,620	1,681,240	*
Tribbey Emergency Services, LLC	8,607	*	2,869	5,738	*
Vidal Physician Services, LLC	3,309,445	*	1,096,005	2,292,011	*
Village EP, LLC	327,478	*	109,159	218,319	*
VLS Emergency Medicine, LLC	3,658,967	*	1,219,656	2,439,311	*
Walter Smith	194,470	*	64,823	129,647	*
White Hawk Investments, LLC	1,232	*	411	821	*
White Revocable Trust	1,839,539	*	613,180	1,226,359	*
TOTAL	587,951,431	90.49%	196,317,144	394,719,508	60.75%

*less than 1%

36

(1)       We do not know when or in what amounts the selling stockholders may offer shares for sale. The selling stockholders might not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

(2)       Apollo Medical Holdings, Inc. received the 500,000 warrants to purchase shares in connection with an investment in the Company on October 1, 2021. At such time, Apollo Medical was also granted the right to nominate one person to the Company’s Board of Directors. The principal business address of Apollo Medical Holdings, Inc. is 1668 S Garfield Ave, 2nd Fl., Alhambra, CA 91801.

(3)  Micro Hospital Holding LLC (“MHH”) is the direct beneficial owner of 267,322,776 shares of Common Stock. Dr. Vo, the Chairman and Chief Executive Officer of the Company, as the 100% owner and sole manager of MHH, is deemed to be the indirect beneficial owner of such shares. The principal business address for MHH and Dr. Vo is 6030 S. Rice Ave., Suite C, Houston, Texas 77081.

(4) Michael Chang, M.D. is an executive officer of the Company. The principal business address for Dr. Chang is 6030 S. Rice Ave., Suite C, Houston, Texas 77081.

(5)       Premier Macy Management Holdings, LLC is the direct beneficial owner of 42,134,210 shares of Common Stock. Each of Dr. Young and Cynthia J. Young, as co-trustees of the First Amended & Restated Matthew Stephen Young & Cynthia Jane Young Joint Living Trust, the 99% owner of Macy GP LLC, the 100% owner of Premier Macy Management Holdings, LLC, can be deemed to be the indirect beneficial owners of the shares reported herein. The principal business address for Premier Macy Management Holdings, LLC., Dr. Young and Mrs. Young is 2819 Cypress Dr., Texarkana, TX 75503.

37

DESCRIPTION OF CAPITAL STOCK

The following description of the capital stock of Nutex Health Inc. (the “Company” or “we”) is based upon the Company’s amended and restated certificate of incorporation, the Company’s second amended and restated bylaws and applicable provisions of law. We have summarized certain portions of the Company’s amended and restated certificate of incorporation and second amended and restated bylaws below. The summary is not complete and is subject to, and is qualified in its entirety by express reference to, the provisions of applicable law and to the Company’s amended and restated certificate of incorporation and amended and restated bylaws.

Authorized Capital Stock

The authorized capital stock of the Company consists of 900,000,000 shares of common stock, par value $0.001 per share.

Common Stock

 Voting Rights. Holders of shares of Common Stock are entitled to one vote per share held of record on all matters to be voted upon by the shareholders. The holders of Common Stock do not have cumulative voting rights in the election of directors.

 Dividend Rights. Holders of shares of our Common Stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.

 Liquidation Rights. Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Common Stock are entitled to receive ratably the assets available for distribution to the shareholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

 Other Matters. The shares of Common Stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of our Common Stock, are fully paid and non-assessable.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Second Amended and Restated Bylaws and Delaware Law

Some provisions of Delaware law, and our amended and restated certificate of incorporation and our second amended and restated bylaws described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the anti-takeover provisions of the Delaware General Corporation Law (“DGCL”), including Section 203. Under these provisions, if anyone becomes an “interested stockholder,” the Company may not enter into a “business combination” with that person for three years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change of control. For purposes of Section 203 of the DGCL, “interested stockholder” means, generally, someone owning 15% or more of the Company’s outstanding voting stock or an affiliate of the Company that owned 15% or more of the Company’s outstanding voting stock during the past three years, subject to certain exceptions as described in Section 203 of the DGCL. As such, Section 203 of the DGCL could prohibit or delay mergers or a change in control and may discourage attempts by other companies to acquire the Company.

38

Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws

Provisions of our amended and restated certificate of incorporation and our amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Common Stock.

Provisions in our amended and restated certificate of incorporation and amended and restated bylaws establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our shareholders. These procedures provide that notice of shareholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all shareholders' notices. These requirements may preclude shareholders from bringing matters before the shareholders at an annual or special meeting.

Forum Selection

Our second amended and restated bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;
•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our shareholders;
•	any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; or
•	any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine;

in each such case, subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Our second amended and restated bylaws also provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. The forum selection provision is not, however, intended to be deemed a waiver by any stockholder with respect to our compliance with U.S. federal securities laws, and the application of the forum selection provision may in some instances be limited by applicable law.

Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies' certificates of incorporation or bylaws has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our second amended and restated bylaws is inapplicable or unenforceable.

39

Our Transfer Agent

The transfer agent for our Common Stock is Transfer Online. We have agreed to indemnify Transfer Online in its roles as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of Common Stock for at least six months would be entitled to sell such securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of Common Stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Common Stock then outstanding; or
•	the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

As of September 30, 2022, we had 649,770,069 shares of Common Stock outstanding. Of these shares, 50,742,585 shares are freely tradable without restriction or further registration under the Securities Act, except for any shares held or purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 599,027,484 shares of Common Stock were restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and are subject to transfer restrictions.

As of September 30, 2022, there were outstanding warrants to purchase an aggregate of 10,215,015 shares of Common Stock. Each whole warrant is exercisable for one share of Common Stock, in accordance with the terms of the Warrant Agreement governing the warrants.

40

PLAN OF DISTRIBUTION

The shares of Common Stock beneficially owned by the Selling Stockholders covered by this prospectus are being registered to permit the Selling Stockholders to offer and sell the offered shares from time to time after the date of this prospectus. These sales of securities may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. We will not receive any of the proceeds from the offering by the Selling Stockholders of the offered shares. We will bear the fees and expenses incurred by us in connection with our obligation to register the offered securities pursuant to the Registration Rights Agreement.

The Selling Stockholders may use any one or more of the following methods when selling securities:

•	on the Nasdaq Capital Market or any other national securities exchange or US inter-dealer system of a registered national securities association on which our Common Stock may be listed or quoted at the time of sale;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	broker-dealers may agree with the selling shareholders to sell a specified number of such securities at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether such options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

A Selling Stockholder may, from time to time, pledge or grant a security interest in some of the shares of Common Stock owned by it and, if the Selling Stockholders defaults in the performance of its secured obligations, the pledges or secured parties may offer and sell the shares, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Stockholders to include the pledgee, transferee, or other successors in interest as the Selling Stockholders under this prospectus. In connection with the sale of our Common Stock or interests therein, a Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Common Stock in the course of hedging the positions they assume. A Selling Stockholder may also sell our Common Stock short and deliver these securities to close out their short positions, or loan or pledge our Common Stock to broker-dealers that in turn may sell these securities. A Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or one or more derivative securities that require the delivery to such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). A Selling Stockholder may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders also may resell a portion of the offered shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

41

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of our Common Stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Common Stock may be underwriting discounts and commissions under the Securities Act. If the Selling Stockholders are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, then the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the Common Stock to be sold, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of the Common Stock offered by the Selling Stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Common Stock by bidding for or purchasing shares in the open market or by imposing penalty bids, where by selling concessions allowed to dealers participating in the offering may be reclaimed if the shares sold by them are repurchased in connection with the stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

42

LEGAL MATTERS

The validity of the shares offered by this prospectus has been passed upon by Locke Lord LLP.

EXPERTS

The consolidated balance sheets of Clinigence Holdings, Inc. as of December 31, 2021 and 2020, the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2021, and the related notes, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

The combined and consolidated balance sheets of Nutex Health Holdco LLC and Affiliates as of December 31, 2021 and 2020, the related combined and consolidated statements of operations, changes in equity and cash flows for each of the two years in the period ended December 31, 2021, and the related notes, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

43

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.nutexhealth.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

44

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 000-53862) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual report on Form 10-K for the year ended December 31, 2021;
•	Quarterly reports on Form 10-Q for the quarter ended March 31, 2022 and the quarter ended June 30, 2022;
•	Current reports on Form 8-K filed on April 4, 2022, April 26, 2022, June 10, 2022, and the current report on Form 8-K/A filed on June 16, 2022; and
•	The description of the Common Stock contained in Exhibit 4.6 to Nutex’ Quarterly Report on Form 10-Q filed on August 22, 2022.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

Nutex Health Inc.

Attention: Corporate Secretary

6030 S. Rice Ave, Suite C

Houston, Texas 77081

Telephone: (713) 660-0557

45

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Nutex Health Inc. (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$29,209
Legal fees and expenses	$50,000
Accounting fees and expenses	$75,000
Miscellaneous	$5,000
Total	$159,209

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) permits a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability and in view of all of the circumstances of the case.

Nutex Health has adopted provisions in its by-laws, as amended, which provide that it will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by Nutex Health or in its right, by reason of the fact that such person is or was Nutex Health’s director, officer, employee or agent, or, while such person is or was a director, officer, employee or agent of Nutex Health, is or was serving at the Company’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, but in each case only if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Nutex Health’s by-laws, as amended, further state that this indemnification shall not be deemed exclusive of any other right to which the indemnified person may be entitled, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of that person.

46

The Company’s restated certificate of incorporation, as amended, provides that, consistent with Section 102(b)(7) of the DGCL, no director shall be liable to Nutex Health or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to Nutex Health or its stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law;
•	under Section 174 of the DGCL; or
•	for any transaction from which a director derived an improper benefit.

Nutex Health maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

Nutex Health also entered into indemnification agreements with each of its directors and certain of its executive officers and anticipates that it will enter into similar agreements with future directors and officers. Generally, these agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification. The indemnification agreements provide that the Company will pay certain amounts incurred by its directors in connection with any civil, criminal, administrative or investigative action or proceeding. Such amounts include any expenses, including attorney’s fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings.

47

Item 16. Exhibits

Exhibit No.	Description
4.1	Amended and Restated Articles of Incorporation
4.2	Second Amended and Restated Bylaws
4.3	Registration Rights Agreement dated as of September 21, 2021 by and among Clinigence Holdings, Inc. and Apollo Medical Holdings, Inc.
4.4	Registration Rights Agreement dated as of April 1, 2022 by and among Nutex Health Inc. and the stockholders of Nutex Health Holdco LLC set forth on Schedule A thereto
4.5	Amendment No. 1 dated as of July 1, 2022 to Registration Rights Agreement dated as of April 1, 2022
5.1*	Opinion as to legality
23.1*	Consent of Marcum LLP
23.2*	Consent of Locke Lord LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included in the signature pages to this Registration Statement).
107*	Filing Fee Table

*Filed herewith

48

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

50

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 30th day of September, 2022.

Nutex Health Inc.

By:	/s/ Thomas T. Vo
Thomas T. Vo, M.D.
Chief Executive Officer
51

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Nutex Health Inc., hereby severally constitute and appoint Thomas T. Vo, M.D. and Jon C. Bates, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Thomas T. Vo	Chief Executive Officer and Chairman of the Board	September 30, 2022
Thomas T. Vo, M.D.	(principal executive officer)

/s/ Jon C. Bates	Chief Financial Officer	September 30, 2022
Jon C. Bates	(principal financial officer and principal accounting officer)

/s/ Warren Hosseinion	President and Director	September 30 , 2022
Warren Hosseinion

/s/ Matthew S. Young	Director	September 30, 2022
Matthew S. Young, M.D.

/s/ John Waters	Director	September 30 , 2022
John Waters, CPA

/s/ Cheryl Grenas	Director	September 30, 2022
Cheryl Grenas, R.N., M.S.N.

/s/ Michael L. Reed	Director	September 30, 2022
Michael L. Reed

/s/ Mitchell Creem	Director	September 30, 2022
Mitchell Creem

52